Exhibit (b)(2)

Execution Version

MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, NY 10036	BARCLAYS 745 Seventh Avenue New York, NY 10019	WELLS FARGO BANK, NATIONAL ASSOCIATION WELLS FARGO SECURITIES, LLC 550 South Tryon Street Charlotte, North Carolina 28202

BLACKSTONE ALTERNATIVE CREDIT ADVISORS LP 345 Park Avenue, 31st Floor New York, NY 10154	CANADIAN IMPERIAL BANK OF COMMERCE CIBC WORLD MARKETS CORP. 300 Madison Avenue, 8th Floor New York, NY 10017	CAPITAL ONE, NATIONAL ASSOCIATION 299 Park Avenue New York, NY 10171

GOLDMAN SACHS BANK USA 200 West Street New York, NY 10282	DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK SECURITIES INC. One Columbus Circle New York, New York 10019	THE TORONTO-DOMINION BANK, NEW YORK BRANCH TD SECURITIES (USA) LLC 1 Vanderbilt Avenue New York, NY 10017

BANK OF MONTREAL BMO CAPITAL MARKETS CORP. 151 W. 42nd Street New York, NY 10036	JEFFERIES FINANCE LLC 520 Madison Avenue New York, NY 10022	PINNACLE BANK, A TENNESSEE BANK, DBA SYNOVUS BANK 3400 Overton Park Drive, 7th Floor, Atlanta, GA 30339

ARES CAPITAL MANAGEMENT LLC 245 Park Avenue, 44th Floor New York, NY 10167	RAYMOND JAMES BANK 710 Carillon Parkway St. Petersburg, FL 33716 RAYMOND JAMES & ASSOCIATES, INC. 880 Carillon Parkway St. Petersburg, FL 33716	VALLEY BANK 113 E Whiting Street Tampa, FL 33602

Highly Confidential

October 5, 2026

Square Acquisition Merger Sub II, LLC
c/o Sequence AI Holdings, Inc.
300 Vesey St.
New York, NY 10282
Attention: Michael Lee, Jack Marren, Zach Blitzer and Ben Gendelman

PROJECT SPARK
$500,000,000 Revolving Facility
$2,750,000,000 First Lien Term Facility
$415,000,000 First Lien Delayed Draw Term Facility
Amended and Restated Commitment Letter

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Project Spark – Commitment Letter

Ladies and Gentlemen:

You have advised Morgan Stanley Senior Funding, Inc. (together with its designated affiliates, “MSSF”), Barclays Bank PLC (“Barclays”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with Wells Fargo Bank, “Wells Fargo”), Blackstone Alternative Credit Advisors LP, on behalf of funds, clients and accounts advised, sub-advised or administered by it or its affiliates (“Blackstone”), Canadian Imperial Bank of Commerce (“CIBC Bank”), CIBC World Markets Corp. (“CIBC World Markets” and, together with CIBC Bank, “CIBC”), Capital One, National Association (“CapOne”), Goldman Sachs Bank USA (“GS”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY, “DB”), The Toronto-Dominion Bank, New York Branch (“TD Bank”), TD Securities (USA) LLC (“TD Securities” and, together with TD Bank, “TD”), Bank of Montreal (“BofM”), BMO Capital Markets Corp. (“BMOCM” and, together with BofM, “BMO”), Jefferies Finance LLC (“Jefferies”), Pinnacle Bank, a Tennessee Bank, dba Synovus Bank (“Pinnacle”), Ares Capital Management LLC (solely in its capacity as manager to certain funds and accounts, “Ares”), Raymond James Bank (“RJB”), Raymond James & Associates, Inc. (“RJA” and, together with RJB, “RJ”), and Valley Bank (“Valley”, and, together with MSSF, Barclays, Wells Fargo, Blackstone, CIBC, CapOne, GS, DB, TD, BofM, Jefferies, Pinnacle, Ares and RJ, “we” or “us” and each, a “Commitment Party”) that Square Acquisition Merger Sub II, LLC, a Delaware limited liability company (“you” or the “Buyer”) formed at the direction of Sequence AI Holdings, Inc. and DFO Private Investments, L.P., a Delaware limited partnership, in each case, and/or its controlled affiliates (collectively, and together with any investment funds controlled or advised by the foregoing entities, the “Sponsor”), intends, directly or indirectly, to acquire a business previously identified to us and code named “Spark” (the “Target” and, together with its subsidiaries, if any, the “Acquired Business”) and to consummate the other transactions described in Exhibit A hereto.  Capitalized terms used but not defined herein have the meanings assigned to them in the Exhibits and other attachments hereto.

This Amended and Restated Commitment Letter (together with the Exhibits and other attachments hereto, this “Commitment Letter”) amends and restates that certain Commitment Letter, dated September 14, 2026 (the “Original Signing Date” and such letter, the “Original Commitment Letter”), by and among you and the Commitment Parties party thereto, and this Commitment Letter supersedes and replaces in its entirety the Original Commitment Letter which shall be of no further force or effect; provided, that your expense reimbursement, confidentiality and indemnification obligations hereunder shall apply from the Original Signing Date. This Commitment Letter and the Fee Letter (as defined in Section 5) are referred to herein as the “Commitment Papers.”

1.           Commitments.

In connection with the Transactions, each Commitment Party commits to provide that percentage of the applicable Facility set forth opposite its name on Schedule I (the “Commitment Schedule”) to this Commitment Letter (each Commitment Party providing such a commitment, an “Initial Lender”).

The Facilities will contain the terms set forth on the Term Sheet attached to this Commitment Letter, and the commitments of each Initial Lender are subject only to the satisfaction or waiver by the Lead Arrangers of the Financing Conditions (as defined below in Section 6).  The commitments of the Commitment Parties with respect to each Facility shall be on a several, and not joint and several, basis.

2.           Titles and Roles.

In connection with the Transactions, each Commitment Party (acting alone or through or with affiliates selected by it) will act with and have the title(s) and in the role(s) set forth opposite its name with respect to the applicable Facility on the Commitment Schedule.  Each Commitment Party identified on the Commitment Schedule as a Lead Arranger for any Facility is referred to in the Commitment Papers as a “Lead Arranger” and collectively as the “Lead Arrangers”.  Each Commitment Party appointed as a “Left Lead Arranger” for each Facility on the Commitment Schedule will appear on the top left of the cover page of all marketing materials for such Facility and will hold the roles and responsibilities conventionally understood to be associated with such name placement; provided that the parties hereto agree that notwithstanding any provision of this Commitment Letter, (i) Moelis and Company (“Moelis”) is named as Joint Bookrunner and Joint Lead Arranger for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities, liabilities or economics with respect to this Commitment Letter, the Fee Letter or the Facilities Documentation, (ii) Blackstone and Ares (the “Non-Arranger Commitment Parties”) will be Commitment Parties but will not be Joint Bookrunners, Joint Lead Arrangers or have any other title in respect of the Facilities and (iii) RJA will be a Joint Bookrunner and Joint Lead Arranger but will not be a Commitment Party.  MSSF shall be appointed as sole administrative agent and collateral agent for the Facilities.

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Project Spark – Commitment Letter

On or prior to the date that is 20 business days after the Original Signing Date, you will have the right (the “Private Placement Option”), which right may be exercised only once, to reallocate $500,000,000 (but not less than $500,000,000) of Initial First Lien Term Facility commitments to privately placed junior lien or unsecured loans or notes (the “Private Placement Debt”).  The Private Placement Debt:

(a)
shall not have a scheduled final maturity date that is earlier than one year after the scheduled final maturity date of the Initial Term Loans or a weighted average life to maturity that is shorter than the weighted average life to maturity of the Initial Term Loans;

(b)	to the extent the Private Placement Debt is secured, it shall not be secured by any Lien on any asset that does not also secure the Initial Term Loans;

(c)	to the extent the Private Placement Debt is guaranteed, it shall not be guaranteed by any such Person that is not (or is not required to be) a Loan Party;

(d)
the Private Placement Debt will be on terms and pursuant to documentation to be determined by the Borrower and the providers of such Private Placement Debt; provided that such documentation (including any intercreditor arrangements, if applicable) shall (A) contain at least a 20% cushion on the baskets and thresholds set forth in this Commitment Letter, (B) not otherwise be more favorable to the lenders or holders providing the Private Placement Debt than those applicable to the Initial Term Loans and (C) otherwise be reasonably acceptable to the Lead Arrangers; and

(e)
shall have been committed to within 20 business days after the Original Signing Date and subject to conditions no more onerous to the Initial Borrower and the Borrower than the Financing Conditions set forth in this Commitment Letter.

We agree to execute such documentation as reasonably necessary or advisable to effect the reduction of commitments and any additional matters that may be required in connection with your exercise of the Private Placement Option.  Upon the exercise of the Private Placement Option, Initial First Lien Term Facility commitments, in the amount of the commitments for the Private Placement Debt, shall be automatically reduced and terminated among the Commitment Parties on a pro rata basis.

Other than as provided above or as may be separately agreed with the Commitment Parties, no other agents, co-agents, lead arrangers, co-arrangers, bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation to any of the foregoing or any Initial Lender (other than compensation expressly contemplated by the Commitment Papers) will be paid in order to obtain a commitment with respect to any Facility unless you and we agree (it being agreed that acquisition advisory fees, if any, shall be deemed not to be in connection with the Facilities or the commitments under this Commitment Letter).

Notwithstanding anything herein or in any of the term sheets to the contrary, (a) Ares shall not act as an underwriter, arranger, trustee, agent or in a similar role or otherwise perform any such services hereunder or receive any fees for such services, and (b) the role of Ares hereunder and under the term sheets shall be limited to their commitments to provide debt financing as a principal pursuant to the terms hereof.

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Project Spark – Commitment Letter

3.           Syndication.

The Lead Arrangers for the Initial First Lien Term Facility and the Initial First Lien DDTL Facility reserve the right, prior to or after the execution of the Facilities Documentation for each such Facility, to syndicate all or a portion of the commitments with respect to such Facility (collectively, the “Syndicated Facilities”), to a group of banks, financial institutions and other institutional lenders that are identified by such Lead Arrangers and subject to your prior written consent, such consent not to be unreasonably withheld or delayed (together with the Initial Lenders, the “Lenders”).  The Lead Arrangers will syndicate the Syndicated Facilities to those banks, financial institutions, other institutional lenders and other persons identified by you in writing that agree to join the syndicate (collectively, the “Relationship Lenders”).  The Lead Arrangers will not syndicate to the following entities (collectively, the “Disqualified Lenders”):

(a)
those Persons identified in writing by or on behalf of you or the Sponsor to the Lead Arrangers on or prior to the Original Signing Date, including any such Person that you or the Sponsor has determined is a competitor of the Borrower or the Acquired Business or one or more of their respective Subsidiaries;

(b)
those Persons identified in writing by or on behalf of you or the Sponsor to the Lead Arrangers on or prior to the Closing Date with the consent of the Lead Arrangers; provided that such consent shall not be required, and such identification may occur prior to, on or after the Closing Date, for any such Person that you or the Sponsor has determined is a competitor of the Borrower or the Acquired Business or one or more of their respective Subsidiaries; and

(c)
any person that is (or becomes) an affiliate of the entities described in the preceding clauses (a) or (b) (other than any banks or bona fide debt fund affiliates thereof (except to the extent separately identified under clauses (a) or (b) above)); provided that such person is either identifiable as an affiliate on the basis of its name or is identified in writing to us, a Lead Arranger or an Administrative Agent by or on behalf of you or the Sponsor.

No Disqualified Lender may become a Lender or have any commitment or right (including a participation right) with respect to any Facility. To the extent persons are identified as Disqualified Lenders in writing by you after the Original Signing Date (or, if after the Closing Date, by you to the Administrative Agent) pursuant to clauses (a), (b) or (c) above (or otherwise become a Disqualified Lender after the Original Signing Date), the inclusion of such persons as Disqualified Lenders (or such person becoming a Disqualified Lender) shall not retroactively invalidate prior assignments or participations to such person that were made in compliance with applicable assignment or participation provisions in effect at such time; provided that the Borrower shall have the benefit of “yank-a-bank” provisions with respect to such persons.  No managed fund or managed account operating as part of the credit or insurance division of Blackstone Inc. shall constitute a Disqualified Lender.

Notwithstanding the Lead Arrangers’ right to syndicate the Facilities and receive commitments with respect thereto,

(i)         no Initial Lender will be relieved, released or novated from its obligations under the Commitment Papers in connection with any syndication, assignment or participation of a Facility, including its commitments and obligations to fund such Facility, until after the initial funding under such Facility has occurred or with respect to a revolving Facility the effectiveness of commitments thereunder;

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Project Spark – Commitment Letter

(ii)          no assignment or novation will become effective (as between you and the Initial Lenders) with respect to all or any portion of an Initial Lender’s commitments in respect of a Facility until the initial funding of such Facility has occurred or with respect to the Initial Revolving Facility, the effectiveness of commitments thereunder and

(iii)        unless you otherwise expressly agree in writing, the Initial Lenders will retain exclusive control over all rights and obligations with respect to their commitments in respect of each Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the initial funding under the Facilities has occurred or with respect to the Initial Revolving Facility, the effectiveness of commitments thereunder.

Each Lead Arranger intends to commence syndication efforts promptly upon the execution of the Original Commitment Letter and, as part of its syndication efforts, it is such Lead Arranger’s intent to have Lenders commit to the Syndicated Facilities prior to the Closing Date.  You agree to assist the Lead Arrangers in completing a Successful Syndication (as defined in the Fee Letter) until the date that is the earlier of (a) the Closing Date and (b) the date on which a Successful Syndication is achieved (such earlier date, the “Syndication Date”).  Such assistance shall be limited to the following, upon request:

(i)
your ensuring that any syndication efforts benefit from your and the Sponsor’s existing lending and investment banking relationships and your using commercially reasonable efforts to ensure, to the extent practical and appropriate and not in contravention of the Acquisition Agreement, the existing lending and investment banking relationships of the Acquired Business;

(ii)
direct contact between your senior management (and your using your commercially reasonable efforts to arrange for direct contact with senior management of the Acquired Business to the extent practical and appropriate and not in contravention of the Acquisition Agreement) and the proposed Lenders at times and locations to be mutually agreed upon;

(iii)
your assistance (and, to the extent practical and appropriate and not in contravention of the Acquisition Agreement, your using your commercially reasonable efforts to cause the Acquired Business to assist) in the preparation of a customary confidential information memorandum (the “Confidential Information Memorandum”) for each of the Syndicated Facilities and other customary marketing materials to be used in connection with the syndication of such Facilities; provided that (A) the Confidential Information Memorandum and such marketing material will be in a form consistent with confidential offering memoranda and marketing material used in recent similar transactions of a similar size and industry in the broadly syndicated loan market, (B) such assistance shall require you to use commercially reasonable efforts to deliver only such information as is customarily delivered by a borrower in debt facilities such as the Syndicated Facilities and (C) such assistance shall not require delivery of any information customarily provided by a financing source in the preparation of such Confidential Information Memorandum;

(iv)
your using your commercially reasonable efforts to procure, prior to the launch of the general syndication of the Syndicated Facilities, a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating), as the case may be, for the Acquired Business and public ratings (but no specific rating) for the Syndicated Facilities from each of S&P Global Ratings and Moody’s Ratings; and

(v)
the hosting, with the Lead Arrangers, of one meeting (or, if reasonably acceptable to you and the Lead Arrangers, one or more telephone, video or other electronic conferences) of prospective Lenders at a time and location to be mutually agreed upon (which meeting shall include representatives of the Acquired Business only to the extent practical and appropriate and not in contravention of the Acquisition Agreement).

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Project Spark – Commitment Letter

Until the Syndication Date,

(A)
you agree (i) to ensure that there will not be any competing issues of your or Holdings’ (as defined in Exhibit A) debt securities or your or Holdings’ syndicated commercial bank or other syndicated credit facilities (and, to the extent practical and appropriate and not in contravention of the Acquisition Agreement, to use your commercially reasonable efforts to ensure that there will not be any such competing issues or facilities of the Acquired Business), in each case being offered, placed or arranged that would materially impair the primary syndication of the Syndicated Facilities prior to the Syndication Date (it being agreed that this clause (A) will not apply to any indebtedness (1) under the Facilities, (2) permitted to be incurred prior to the Closing Date pursuant to the terms of the Acquisition Agreement or (3) in respect of which a fee is payable pursuant to the Fee Letter) and it being understood that the Acquired Business’s ordinary course short-term working capital facilities and ordinary course capital leases, purchase money and equipment financings will not materially impair the primary syndication of the Syndicated Facilities) and (ii) to use your commercially reasonable efforts, to the extent practical and appropriate and not in contravention of the Acquisition Agreement, to cause the Acquired Business to not otherwise impair the primary syndication of the Syndicated Facilities prior to the Syndication Date; and

(B)
you agree to provide (and, to the extent practical and appropriate and not in contravention of the Acquisition Agreement, to use your commercially reasonable efforts to cause the Acquired Business to provide) to the Lead Arrangers all customary information reasonably available to you with respect to you, your subsidiaries, the Acquired Business, and the Transactions, including projections of the type customarily included in a “private side” bank book (such projections, together with financial estimates, forecasts and other forward-looking information, the “Projections”), as the Lead Arrangers may reasonably request in connection with the syndication of the Syndicated Facilities; provided that (i) all such information will be in a form consistent with confidential offering memoranda and marketing material used in recent transactions of a similar size and industry in the broadly syndicated loan market, (ii) such information will include only information that  is customarily delivered by a borrower in debt facilities such as the Syndicated Facilities and (iii) such information shall not include any information that is customarily provided by a financing source in the preparation of the Confidential Information Memorandum or related marketing materials.

For the avoidance of doubt, you will not be required to provide (or to cause any person to provide) (i) any information not reasonably available to you or the Acquired Business under your current reporting systems or under the current reporting systems of the Acquired Business or financial information you or the Acquired Business do not maintain in the ordinary course of business or (ii) any trade secrets or information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon, or waive any privilege that may be asserted by, you, the Acquired Business or any of your or its respective affiliates; provided that, in the event that you do not provide information in reliance on this sentence, you shall provide notice to the Lead Arrangers promptly upon obtaining knowledge that such information is being withheld, and you shall use your commercially reasonable efforts to communicate, to the extent both feasible and permitted under applicable law, rule, regulation or confidentiality obligation, or without waiving such privilege, as applicable, the applicable information.

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Project Spark – Commitment Letter

Neither the commencement nor the completion of any syndication of the Facilities (including the Successful Syndication), nor the receipt of the ratings described above, nor compliance with the foregoing provisions of this Section 3, will constitute a condition to the commitments of the Initial Lenders hereunder.  We acknowledge that neither the Acquired Business nor its affiliates have agreed to be restricted from incurring debt or liens prior to the date or time that the Acquisition is required to be consummated pursuant to the terms of the Acquisition Agreement (the “Acquisition Date”), except as specifically set forth in the Acquisition Agreement, and that the Acquired Business is obligated to assist with respect to the Facilities and any other financing for the Transactions only to the extent set forth in the Acquisition Agreement.  Your obligations under the Commitment Papers to use “commercially reasonable efforts” (a) to take any action shall not require you or any of your affiliates to make any equity contribution in excess of the Minimum Equity Contribution or to incur any fee, expense or liability not specifically contemplated by the Commitment Papers (giving effect to any “market flex” provisions) and (b) to cause the Acquired Business or its management or affiliates to take (or to refrain from taking) any action is subject to the terms of the Acquisition Agreement, and it will not require you, under any circumstances, to commence any litigation or to take any action that is in contravention of the terms of the Acquisition Agreement, including terminating the Acquisition Agreement, to take any action that would reasonably be expected to permit the Acquisition Agreement to be terminated or to commence litigation with respect to the Acquisition Agreement.  Prior to the Acquisition Date, your obligations to cause the Acquired Business to take (or refrain from taking) any action shall be limited to your commercially reasonable efforts.

Except as set forth above, the Lead Arrangers will, in consultation with you, manage all aspects of any syndication of the Syndicated Facilities, including (a) decisions as to the selection of institutions to be approached, which will include Relationship Lenders, if any, and exclude Disqualified Lenders, (b) subject to your prior written consent (such consent not to be unreasonably withheld or delayed), when they will be approached, (c) when their commitments will be accepted, (d) which institutions will participate (which will include Relationship Lenders, if any, and exclude Disqualified Lenders), (e) subject to your prior written consent (such consent not to be unreasonably withheld or delayed), the allocation of the commitments among the Lenders and (f) the amount and distribution of fees among the Lenders.

4.           Information.

You hereby represent (prior to the Closing Date, with respect to information provided by or concerning the Acquired Business or its operations or assets, to your knowledge) that,

(a)
all written information and written data (other than the Projections (as defined below) and information of a general economic or industry nature) that has been or will be made available to the Commitment Parties by or on behalf of you in connection with the Transactions (the foregoing, the “Information”), when taken as a whole, is or will be correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto); and

(b)
any projections provided in connection with the Facilities (together with any financial estimates, forecasts and other forward-looking information, the “Projections”)  that have been or will be made available to the Lead Arrangers by or on behalf of you, when taken as a whole, have been or will be prepared, in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time any such Projections are delivered to the Lead Arrangers; it being understood that (1) Projections are not to be viewed as facts, (2) Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of you, the Acquired Business or the Sponsor, (3) no assurance can be given that any particular Projections will be realized, and (4) actual results may differ and such differences may be material.

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Project Spark – Commitment Letter

You agree that, if at any time prior to the Closing Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will, and will use your commercially reasonable efforts to cause the Acquired Business to, supplement the Information and the Projections so that such representations will be correct in all material respects under those circumstances; it being understood, in each case, that such supplementation shall cure any breach of such representation for all purposes.  For the avoidance of doubt, the accuracy of the representations set forth above in this Section 4 is not a condition precedent to the commitments hereunder or the funding of the Facilities on the Closing Date.

You acknowledge that (a) we may make available the Information and the Projections to a proposed syndicate of Lenders (other than Disqualified Lenders) by posting the Information or the Projections on IntraLinks or another similar electronic system (the “Platform”), in each case, subject to a market standard “click through” or similar confidentiality agreement (reasonably approved by you), and (b) certain Lenders (each, a “Public Lender”) may not wish to receive information with respect to you, Holdings, the Acquired Business, and your and its respective subsidiaries or your and their respective securities that is not publicly available or has not been (or would not be expected to be) made available to investors in connection with a Rule 144A or public offering of the Borrower’s or the Acquired Business’s securities (“material non-public information”).  At the request of the Lead Arrangers, you agree to assist us in preparing an additional version of the Confidential Information Memorandum (the public-side version) to be used by Public Lenders, that will include only information that is either publicly available, information that you would expect to be made available to investors in connection with a Rule 144A or public offering of the Borrower’s or the Acquired Business’s securities, or not material with respect to you, Holdings, the Acquired Business or your or its respective subsidiaries or your and its respective securities for purposes of United States federal and state securities laws. Information excluded from such public-side version is referred to herein as material non-public information.  It is understood that in connection with the assistance described above, (i) to the extent reasonably requested by the Lead Arrangers, you agree to deliver (and to use your commercially reasonable efforts to cause the Acquired Business to deliver), a customary authorization letter to be included in each Confidential Information Memorandum (provided, that any representation in such authorization letter will be consistent with the representations set forth in the preceding paragraph of this Commitment Letter) that authorizes the distribution of such Confidential Information Memorandum to prospective Lenders (other than Disqualified Lenders) and confirms that the public-side version does not include material non-public information; (ii) each Confidential Information Memorandum will exculpate you, Holdings, the Sponsor, the Acquired Business, and us and your and our respective affiliates with respect to the content and the use and misuse of such Confidential Information Memorandum or any related marketing material by the recipients thereof; (iii) the public-side version of the Confidential Information Memorandum and information provided to Public Lenders may include the following information, except to the extent you notify us to the contrary (prior to their distribution) and provided that you have been given a reasonable opportunity to review such public-side version and comply with U.S. Securities and Exchange Commission disclosure requirements: (A) drafts and final Facilities Documentation, related definitive documentation (if any) and customary marketing term sheets that have been approved by you (such approval not to be unreasonably withheld or delayed), (B) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda) and (C) notification of changes in the terms of the Facilities; (iv) at our request, you agree to identify information to be distributed to Public Lenders by clearly and conspicuously marking the same as “PUBLIC”; and (v) we will be entitled to treat any Information and Projections that are not specifically identified as “PUBLIC” as being suitable for posting only on the portion of the Platform not available to or accessible by Public Lenders.

5.           Fees.

As consideration for the commitments of each Initial Lender and each Lead Arranger’s and other agents’ agreements to perform the services described herein, you agree to pay the fees set forth in the Amended and Restated Fee Letter dated the date hereof and delivered in connection with the Facilities (the “Fee Letter”).  Once paid, such fees will not be refundable under any circumstances, except as otherwise contemplated by the Fee Letter or otherwise agreed in writing by the parties hereto.  The Fee Letter amends and restates that certain Fee Letter, dated the Original Signing Date (such letter, the “Original Fee Letter”), by and among you and the Commitment Parties party thereto, and the Fee Letter supersedes and replaces in its entirety the Original Fee Letter, which is of no further force or effect.

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Project Spark – Commitment Letter

6.           Conditions Precedent.

The commitments of each Initial Lender with respect to the Facilities and each Lead Arranger’s and each agent’s agreements to perform the services described herein are subject to the satisfaction (or waiver by the Lead Arrangers) of only the conditions precedent expressly set forth on the Exhibit to this Commitment Letter labeled “Conditions Annex” (such conditions, the “Financing Conditions” and such exhibit, the “Conditions Annex”).

Notwithstanding anything in the Commitment Papers, the Original Commitment Letter, the Original Fee Letter, the Facilities Documentation or any other agreement or other undertaking concerning the financing of the Transactions to the contrary, the following provisions (the “Certain Funds Provisions”) will apply to the Initial Funding of the Facilities:

(a)         the only representations and warranties that will be made on the Closing Date and the making and accuracy of which will be a condition to the Initial Funding of the Facilities on the Closing Date will be the Acquisition Agreement Representations and the Specified Representations (each as defined below); provided, that (i) a failure of an Acquisition Agreement Representation to be accurate will not result in a failure of a Financing Condition, unless such failure results in a failure of a condition precedent to your obligation to consummate the Acquisition pursuant to the terms of the Acquisition Agreement or such failure gives you the right (taking into account any notice and cure provisions) to terminate your obligation to consummate the Acquisition pursuant to the terms of the Acquisition Agreement, and (ii) the only representations and warranties made in connection with the Transactions on the Closing Date the inaccuracy of which could result in a default or event of default under the Facilities Documentation are the Specified Representations;

(b)          the terms of the Facilities Documentation and the Closing Deliverables will be subject to the Documentation Principles, will contain no conditions to the Initial Funding of the Facilities other than the Financing Conditions, and in any event will be in a form such that they do not impair the Initial Funding of the Facilities on the Closing Date if the Financing Conditions are satisfied (or waived by the Lead Arrangers); it being understood that, (i) the attachment and perfection of any lien on Collateral (other than Collateral consisting of personal property in which a valid lien may be created pursuant to Article 9 of the New York UCC, “Personal Property Collateral”) securing a Facility is not a condition precedent to the Initial Funding of any Facility, will not affect the size of any Facility and, except to the extent expressly required under this Section 6 of the Commitment Letter and the Conditions Annex, the failure of any lien on the Collateral to attach or be perfected on the Closing Date will not result in a default or event of default under any Facility and (ii) if any lien on Collateral securing a secured Facility does not attach or become perfected on the Closing Date after your use of commercially reasonable efforts to do so, such attachment or such perfection will not constitute a condition precedent to the Initial Funding of any Facility and will not affect the size of any Facility and will not result in a default or event of default under any Facility, but will be required (x) with respect to any equity securities (if any) of (1) the Initial Borrower and the Borrower, on the Closing Date and (2) of the Subsidiaries of the Borrower constituting Collateral, within 10 business days after the Closing Date (subject to extensions agreed to by the Administrative Agent) or (y) with respect to any other Collateral, within 90 days after the Closing Date (subject to extensions agreed to by the Administrative Agent); provided that the foregoing will not limit the conditions precedent set forth in Sections 5(b) and 5(d) of the Conditions Annex requiring the authorization of “all asset” UCC filings and delivery of certain equity securities constituting Collateral, in each case, with customary stock powers executed in blank;

(c)          there are no conditions (implied or otherwise) to the commitments and agreements hereunder (including compliance with the terms of the Commitment Papers, the Original Commitment Letter, the Original Fee Letter or the Facilities Documentation), other than the Financing Conditions, and upon satisfaction (or waiver by the Lead Arrangers) of the Financing Conditions, each Administrative Agent, each Collateral Agent, each Lender (as defined below) and each other party thereto will execute and deliver the Facilities Documentation to which it is a party and the Initial Funding under the Facilities will occur;

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Project Spark – Commitment Letter

(d)         to the extent any Lender requires any information with respect to “know your customer” or anti-money laundering rules and regulations to be certified or otherwise to be accompanied by an attestation as to its validity, correctness or completeness, a certification or attestation by an officer of the Initial Borrower or of the Acquired Business shall be deemed to satisfy such certification or attestation requirement; and

(e)         the execution and delivery by the Acquired Business (the “Target Loan Parties”) of the Facilities Documentation to which it is required to be a party on the Closing Date shall be accomplished under escrow arrangements pursuant to which the Target Loan Parties’ signature pages are provided to the Administrative Agent for each Facility before (or coincident with) the time the Acquisition is consummated in accordance with the Acquisition Agreement (the “Acquisition Effective Time”), and such signature pages (and the Facilities Documentation and related deliverables to which the Target Loan Parties are parties) are automatically released from escrow to such Administrative Agent concurrently with the Acquisition Effective Time and the adoption of related authorizing consents and resolutions.  The Target Loan Parties’ signature pages may be executed by individuals that will be officers, directors, managers, members or partners of the applicable Target Loan Party (or of one or more controlling parent or general partner entities of the applicable Target Loan Party) upon consummation of the Acquisition, whether or not such individuals hold such office of such entities prior to the consummation of the Acquisition so long as such individuals are authorized in such capacity at the time such signature pages are released from the applicable escrow arrangements.

“Acquisition Agreement Representations” means such of the representations and warranties made by or with respect to the Acquired Business in the Acquisition Agreement that are material to the interests of the Lenders (in their capacities as such).

“Specified Representations” means the representations and warranties made by the Initial Borrower, Holdings, the Borrower and the Subsidiary Guarantors set forth in the Facilities Documentation relating to their organizational existence, organizational power and authority (only as to execution, delivery and performance of the applicable Facilities Documentation and the extensions of credit thereunder), their due authorization, execution, delivery and enforceability (against them) of the applicable Facilities Documentation, solvency on a consolidated basis as of the Closing Date after giving effect to the Transactions (consistent with the solvency certificate attached to this Commitment Letter), no conflicts of Facilities Documentation with their charter documents (as in effect immediately after consummation of the Acquisition and the adoption of any related consents and resolutions), compliance of the Transactions with Federal Reserve margin regulations, the Investment Company Act and the Patriot Act, use of proceeds not violating the Patriot Act, OFAC, FCPA and applicable sanctions and anti-money laundering, anti-corruption and anti-terrorism laws and attachment and perfection of security interests in the Collateral (subject to Permitted Liens and the Certain Funds Provisions).

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Project Spark – Commitment Letter

7.           Indemnification; Limitation of Liability; Expenses.

You agree to indemnify and hold harmless each Commitment Party and its affiliates and controlling persons and the respective officers, directors, employees, partners, agents and representatives of each of the foregoing and their successors and permitted assigns (each, an “Indemnified Person”) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses, joint or several, excluding in each case lost profits, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with the Commitment Papers, the Original Commitment Letter, the Original Fee Letter, the Transactions or the Facilities, or any claim, litigation, investigation or proceeding (each, an “Action”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto and whether or not such Action is brought by or against you, your equity holders, affiliates, creditors or any other person, and to reimburse each such Indemnified Person, promptly after receipt of a written request, together with customary backup documentation in reasonable detail, for any reasonable and documented in reasonable detail out-of-pocket legal expenses (limited to one counsel for all Indemnified Persons taken as a whole and, if reasonably necessary, a single local counsel for all Indemnified Persons taken as a whole in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions) and, solely in the case of any actual or perceived conflict of interest between Indemnified Persons where the Indemnified Persons affected by such conflict inform you of such conflict, one additional counsel in each relevant jurisdiction to each group of affected Indemnified Persons similarly situated taken as a whole) or other reasonable and documented in reasonable detail out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent (a) resulting from the willful misconduct, bad faith or gross negligence of an Indemnified Person or any Related Indemnified Persons of such Indemnified Person, (b) arising from a material breach of the obligations of an Indemnified Person or any Related Indemnified Persons of such Indemnified Person under the Commitment Papers, the Original Commitment Letter, the Original Fee Letter or the Facilities Documentation, including the failure to fund the Facilities upon satisfaction of the Financing Conditions (in the case of clauses (a) and (b), as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (c) arising from any dispute solely among Indemnified Persons or any Related Indemnified Persons of the foregoing that do not arise out of an act or omission of the Borrower or its subsidiaries, other than any Actions against any Commitment Party in its capacity as, or in fulfilling its role as, a Lead Arranger, an Administrative Agent or other agency role under any Facility.

Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund and to return promptly any and all amounts paid under the indemnification provisions of this Commitment Letter (or the Original Commitment Letter) to such Indemnified Person and/or its Related Indemnified Persons for any such losses, claims, damages, liabilities or expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof as finally determined by a final, non-appealable judgment of a court of competent jurisdiction, and, to the extent not a party hereto, the agreement of an Indemnified Person to this provision is a condition to the indemnity provided herein. Notwithstanding any other provision of this Commitment Letter or the Original Commitment Letter, except to the extent resulting from the willful misconduct, bad faith or gross negligence of (or material breach of the Commitment Papers, the Original Commitment Letter or the Original Fee Letter by) such Indemnified Person or any Related Indemnified Persons of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable judgment), no Indemnified Person will be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including the Platform) and neither any Indemnified Person, nor you or the Acquired Business (or any of their respective directors, officers, employees, controlling persons, affiliates or agents) will be liable for any indirect, special, punitive or consequential damages in connection with the Commitment Papers, the Original Commitment Letter, the Original Fee Letter, the Facilities, the Transactions (including the Facilities and the use of proceeds thereunder), or with respect to any activities or other transactions related to the Facilities; provided, that this sentence shall not limit your indemnification or reimbursement obligations set forth herein to the extent such special, indirect, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder.  Notwithstanding anything in the Commitment Papers, the Original Commitment Letter or the Original Fee Letter, you will have no obligation to indemnify any Indemnified Person for income taxes (or similar taxes) incurred by such person in connection with the fees or other compensation such person received in connection with the Commitment Papers, the Original Commitment Letter or the Original Fee Letter; provided that this sentence shall not limit your indemnification obligations and other obligations with respect to withholding taxes and other taxes after the Closing Date to the extent set forth in the Facilities Documentation, and such obligations shall be governed by the terms of the Facilities Documentation.

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Project Spark – Commitment Letter

You will not be liable for any settlement of any Action effected without your prior written consent (such consent not to be unreasonably withheld or delayed), but, if settled with your written consent or if there is a final judgment in any such Action, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the indemnification provisions of this Commitment Letter.  You will not, without the prior written consent of an Indemnified Person, effect any settlement of any Action in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such Action and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person.

For purposes hereof, a “Related Indemnified Person” of an Indemnified Person means (a) any controlling person or controlled affiliate of such Indemnified Person, (b) the respective directors, partners, officers, or employees of such Indemnified Person or any of its controlling persons or controlled affiliates and (c) the respective agents of such Indemnified Person or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Indemnified Person, controlling person or such controlled affiliate.

Upon and subject to the occurrence of the Closing Date and the Initial Funding of the Facilities, you agree to reimburse each Commitment Party for its reasonable and documented in reasonable detail out-of-pocket expenses (including expenses of each Commitment Party’s due diligence investigation, syndication expenses, travel expenses and reasonable and documented out-of-pocket fees, disbursements and other charges of the single counsel to the Commitment Parties identified in the Term Sheet and, if reasonably necessary, of a single local counsel to the Commitment Parties identified to you prior to the Closing Date in each relevant jurisdiction, which may be a single local counsel acting in multiple jurisdictions), in each case, incurred solely in connection with due diligence with respect to the Transactions, the preparation, negotiation, execution and delivery of the Commitment Papers, the Original Commitment Letter, the Original Fee Letter and the Facilities Documentation (collectively, the “Expenses”).  For the avoidance of doubt, you will not be required to reimburse the Commitment Parties for any Expenses in the event the Closing Date does not occur. You acknowledge that we may receive a benefit, including a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us, including fees paid pursuant hereto.

8.           Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities; Binding Obligations.

You acknowledge that each Commitment Party and its affiliates may be providing debt financing, equity capital or other services (including investment banking and financial advisory services, securities trading, hedging, financing and brokerage activities, and financial planning and benefits counseling) to other companies in respect of which you or the Acquired Business may have conflicting interests.  In particular, you acknowledge that MSSF, Barclays, Wells Fargo or, in each case, one of its affiliates is acting as a buy-side financial advisor to you in connection with the Transactions (in such capacity, a “Buy Side Advisor”). You agree not to assert or allege any claim based on an actual or potential conflict of interest arising or resulting from, on the one hand, the engagement of any Buy Side Advisor in such capacity and our obligations hereunder, on the other hand.  We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter (or the Original Commitment Letter) or our other relationships with you to such other companies.  You also acknowledge that we do not have any obligation to use, in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us or any of our respective affiliates from such other companies.

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Project Spark – Commitment Letter

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Commitment Party is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter or the Original Commitment Letter, irrespective of whether such Commitment Party has advised or is advising you on other matters, (b) each Commitment Party, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not, directly or indirectly, give rise to, nor do you rely on, any fiduciary duty on the part of such Commitment Party, and you waive, to the fullest extent permitted by law, any claims you may have against us for breach of fiduciary duty or alleged breach of fiduciary duty and agree that we will have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including equity holders, employees or creditors, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter and the Original Commitment Letter, (d) you have been advised that each Commitment Party and its affiliates are engaged in a broad range of transactions that may involve interests that differ from your and your affiliates’ interests and that such Commitment Party has no obligation to disclose such interests and transactions to you or your affiliates, (e) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, and (f) each Commitment Party has been, is and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity.  In addition, each Commitment Party may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates, in connection therewith, information concerning you and the Acquired Business, and such affiliates will be entitled to the benefits afforded to, and subject to the obligations of (including, for the avoidance of doubt, confidentiality obligations), such Commitment Party under this Commitment Letter.

You further acknowledge that each Commitment Party and its affiliates may be a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services.  In the ordinary course of business, each Commitment Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for their respective own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of you, the Acquired Business and the Sponsor and other companies with which you, the Acquired Business or the Sponsor may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by each Commitment Party, its affiliates or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

You further acknowledge and agree that you are responsible for making your own independent judgment with respect to the Transactions and the process leading thereto.  Additionally, you acknowledge and agree that we are not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  You will consult with your own advisors concerning such matters and will be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby.

We represent and warrant that the Commitment Papers constitute our legally valid and binding obligation to provide services set forth herein and to fund the Facilities upon satisfaction or waiver of the Financing Conditions, in each case, enforceable at law and in equity in accordance with their terms.  You represent and warrant that the Commitment Papers constitute your legally valid and binding obligation, enforceable at law and in equity against you in accordance with their terms; provided, that nothing contained in the Commitment Papers obligates you or any of your affiliates to consummate any Transaction or to draw upon all or any portion of the Facilities.  No party hereto will take any position that is inconsistent with the foregoing representations and warranties.

9.           Assignments; Amendments; Governing Law, Etc.

This Commitment Letter and the commitments hereunder are not assignable (except (i) assignments by you to an affiliate that is a newly formed domestic “shell” company controlled by the Sponsor that consummates or intends to consummate the Acquisition, (ii) assignments by Blackstone of all or a portion of its rights and obligations hereunder to one or more of funds, accounts or clients managed or administered by it or its affiliates, (iii) assignments by the Commitment Parties to any of their affiliates, (iv) assignments by GS to Goldman Sachs Lending Partners LLC (and vice versa) and (v) any other assignment that occurs as a matter of law) without the prior written consent of each other party hereto, and any attempted assignment without such consent will be null and void.

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Project Spark – Commitment Letter

This Commitment Letter is intended to be solely for the benefit of the parties hereto (and Indemnified Persons solely to the extent expressly set forth herein), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons solely to the extent expressly set forth herein) and is not intended to create a fiduciary relationship among the parties hereto.  Any and all services to be provided by each Commitment Party hereunder may be performed by or through any of its affiliates or branches, and such affiliates and branches will be entitled to the benefits afforded to and will be subject to the obligations of (including, for the avoidance of doubt, confidentiality obligations), such Commitment Party under this Commitment Letter.  Except as otherwise set forth herein, this Commitment Letter may not be amended or any provision hereof waived or modified except in a writing signed by each Commitment Party and you.  This Commitment Letter may be executed in any number of counterparts, each of which will be an original and all of which, when taken together, will constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission (including in “.pdf” format) will be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and will not affect the construction of, or be taken into consideration in interpreting, this Commitment Letter.  The words “execution,” “signed,” “signature,” and words of like import in this Commitment Letter or any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  The Commitment Papers supersede all prior understandings (including the Original Commitment Letter and the Original Fee Letter), whether written or oral, among you and us with respect to the Facilities and set forth the entire understanding of the parties hereto with respect thereto.

THIS COMMITMENT LETTER, THE ORIGINAL COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS COMMITMENT LETTER OR THE ORIGINAL COMMITMENT LETTER, WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided, however, that (a) the interpretation of the definition of Company Material Adverse Effect (as defined in the Acquisition Agreement), and whether or not a Company Material Adverse Effect shall have occurred, including for purposes of the Financing Conditions, (b) the determination of the accuracy of any Acquisition Agreement Representation and whether as a result of any inaccuracy of any Acquisition Agreement Representation there has been a failure of a Financing Condition and (c) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement will, in each case, be governed by, and construed and interpreted in accordance with, the laws governing the Acquisition Agreement as applied to the Acquisition Agreement, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.  A determination by any court of competent jurisdiction (including any court or arbitration body contemplated by the Acquisition Agreement) with respect to any of the foregoing matters described in clauses (a) through (c) of the first sentence of this paragraph shall be conclusive for all purposes hereunder.

10.         WAIVER OF JURY TRIAL.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE ACQUISITION, THE TRANSACTIONS, THE COMMITMENT PAPERS, THE ORIGINAL COMMITMENT LETTER, THE ORIGINAL FEE LETTER OR THE MAKING OF THE LOANS BY THE COMMITMENT PARTIES OR THE PERFORMANCE BY US OR ANY OF OUR AFFILIATES OF THE SERVICES HEREUNDER OR THEREUNDER.

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Project Spark – Commitment Letter

11.         Jurisdiction.

Each party hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and any appellate court with jurisdiction over any such court, in any suit, action, proceeding, claim or counterclaim arising out of or relating to the Commitment Papers, the Original Commitment Letter, the Original Fee Letter or the Transactions, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such suit, action, proceeding, claim or counterclaim will be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, proceeding, claim or counterclaim arising out of or relating to the Commitment Papers, the Original Commitment Letter, the Original Fee Letter or the Transactions in any court in which such venue may be laid in accordance with the preceding clause of this sentence, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action, proceeding, claim or counterclaim in any such court, (d) agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (e) agrees a determination by any court of competent jurisdiction (including any court contemplated by the Acquisition Agreement and including any alternate dispute resolution procedures as may be contemplated by the Acquisition Agreement) with respect to the right to terminate the Acquisition Agreement and whether the parties thereto have an obligation to consummate the Acquisition (including with respect to termination rights and satisfaction of conditions under the Acquisition Agreement) shall be conclusive for all purposes under this Commitment Letter. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses above will be effective service of process against such party for any suit, action, proceeding, claim or counterclaim brought in any such court.

12.         Confidentiality.

This Commitment Letter is delivered to you on the understanding that none of the Fee Letter, this Commitment Letter, the Original Commitment Letter or the Original Fee Letter, nor their respective terms or substance, may be disclosed by you to any other person or entity prior to their acceptance by you, except

a)
to the Sponsor, any Investor or potential Investor and to your and their respective officers, directors, employees, affiliates, controlling persons, members, partners, equity holders, attorneys, accountants, representatives, agents and advisors;

b)	if each Commitment Party consents in writing to such proposed disclosure;

c)	that the Term Sheet and the existence of this Commitment Letter (but not any other contents of the Commitment Papers) may be disclosed to any rating agency in connection with the Transactions;

d)
pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case you agree to inform us promptly thereof to the extent lawfully permitted to do so);

e)
you may disclose the Commitment Papers, the Original Commitment Letter and the Original Fee Letter and the contents thereof to the Acquired Business and its officers, directors, employees, equity holders, attorneys, accountants, representatives, agents and advisors on a confidential basis (provided that the Fee Letter and the Original Fee Letter will be redacted in the manner described in the Acquisition Agreement as of the Original Signing Date);

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Project Spark – Commitment Letter

f)
you may disclose the fees (including upfront fees and OID) payable pursuant to the Fee Letter as part of generic disclosure regarding aggregate sources and uses related to the Transactions (but without disclosing any specific fees set forth therein) in connection with any syndication of the Facilities and in connection with the preparation of the customary funds flow for the Transactions;

g)
you may disclose, on a confidential basis, the Fee Letter and the contents thereof to your and the Acquired Business’s auditors and accounting and tax advisers for customary accounting and tax purposes, including accounting for deferred financing costs;

h)	[reserved];

i)
you may disclose the Commitment Papers, the Original Commitment Letter or the Original Fee Letter in connection with the enforcement of your rights or remedies hereunder or under the Original Commitment Letter, the Original Fee Letter or the Fee Letter; and

j)
you may disclose this Commitment Letter and its contents (but not the Fee Letter or the Original Fee Letter, or, in either case, its contents) after your acceptance thereof or prior thereto to the extent that such information becomes publicly available other than by reason of improper disclosure by you or any of your affiliates in violation of any confidentiality obligations hereunder.

Each Commitment Party and its affiliates will use all confidential information provided to it or such affiliates by or on behalf of you and the contents of the Commitment Papers, the Original Commitment Letter and the Original Fee Letter solely for the purpose of providing the services that are the subject of this Commitment Letter and the Original Commitment Letter and will treat confidentially all such information and the Commitment Papers, the Original Commitment Letter and the Original Fee Letter; provided, that the foregoing sentence will not prevent such Commitment Party or any of its affiliates from disclosing any such information, (a) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case such Commitment Party agrees to inform you promptly thereof to the extent lawfully permitted to do so, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any request as part of any regulatory (including self-regulatory) audit or examination conducted by accountants or any governmental or regulatory authority exercising examination or regulatory authority), (b) upon the request or demand of any governmental, regulatory or self-regulatory authority having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees to inform you promptly thereof prior to such disclosure, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any request as part of any regulatory audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates, (d) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, Holdings, the Acquired Business, the Target, the Sponsor or any of their respective affiliates, (e) to the extent that such information is independently developed by such Commitment Party, (f) to such Commitment Party’s affiliates, leverage providers, managed funds, managed accounts, financing sources and credit insurance providers and their respective officers, directors, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions, are informed of the confidential nature of such information and are instructed to keep such information confidential, (g) except with respect to the Fee Letter or the Original Fee Letter, to bona fide prospective Lenders, participants or assignees or any bona fide potential counterparty (or its advisors) to any swap or derivative transaction relating to the Initial Borrower, the Acquired Business or any of its or their subsidiaries or any of its or their respective obligations, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph) which agreement will be pursuant to customary syndication practice, (h) to ratings agencies, or (i) in connection with the enforcement of our rights hereunder or under the Fee Letter or under the Original Fee Letter; provided, that (i) the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants will be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and the Commitment Parties, including as agreed in any marketing materials) in accordance with the standard syndication processes of the Commitment Parties or customary market standards for dissemination of such type of information, which will in any event require “click through” or other affirmative actions on the part of the recipient to access such information and (ii) no such disclosure will be made to any Disqualified Lender.

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Project Spark – Commitment Letter

After the closing of the Transactions and at such Commitment Party’s expense, each Commitment Party may (i) after consultation with the Borrower, place advertisements in periodicals and on the Internet as it may choose and (ii) on a confidential basis, circulate promotional materials in the form of a “tombstone” or “case study” (and, in each case, otherwise describe the names of any of you or your affiliates and any other information about the Transactions, including the amount, type and closing date of the Facilities). In addition, the Commitment Parties may disclose the existence of the Facilities and the information about the Facilities to market data collectors, similar service providers to the lending industry, and service providers to such Commitment Party in connection with the administration and management of the Facilities.

The obligations under this section with respect to the Commitment Letter but not the Fee Letter will automatically terminate and be superseded by the confidentiality provisions in the Facilities Documentation (to the extent set forth therein) upon the execution and delivery of the Facilities Documentation and in any event will terminate on the first anniversary of the Original Signing Date.

Nothing in this Section 12 shall prohibit any person from voluntarily disclosing or providing any information within the scope of this confidentiality provision regarding suspected violations of laws, rules or regulations to any governmental, regulatory or self-regulatory organization without any notice to or consent from any person.

13.         Surviving Provisions.

This Section 13 and the compensation (if applicable), syndication (if applicable), information (if applicable), indemnification, expense (if applicable), payment of fees (if applicable), confidentiality, jurisdiction, venue, governing law, no agency or fiduciary duty and waiver of jury trial provisions contained in the Commitment Papers (including the Fee Letter) will remain in full force and effect regardless of whether definitive financing documentation is executed and delivered and notwithstanding the termination of this Commitment Letter, the Fee Letter or the Initial Lenders’ commitments hereunder and the Lead Arrangers’ and other agents’ several agreements to provide the services described herein; provided, that your obligations under the Commitment Papers (including the Fee Letter), other than those relating to compensation, the syndication of the Facilities (to the extent such obligations do not terminate on the Closing Date), information and confidentiality, will automatically terminate and be superseded by the Facilities Documentation (with respect to indemnification, to the extent covered thereby) upon consummation of the Transactions and the payment of all amounts owing at such time under the Commitment Papers (including the Fee Letter).

14.         Patriot Act Notification.

We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), each Commitment Party and each Lender is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower and each Guarantor that will allow such Commitment Party or such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective as to each Commitment Party and each Lender.

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Project Spark – Commitment Letter

15.         Acceptance and Termination.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Lead Arrangers (or their designee) counterparts hereof and of the Fee Letter executed by you no later than 11:59 p.m. New York City time on October 5, 2026.  Each Commitment Party’s commitments hereunder and agreements contained herein will expire at such time if the Commitment Parties party hereto (or their designee (including legal counsel)) have not received such executed counterparts in accordance with the immediately preceding sentence.  In the event that (A) the Financing Conditions are not satisfied or waived on or prior to the date that is five business days after the “End Date” (as defined in the Acquisition Agreement as in effect as of the Original Signing Date), (B) the Acquisition is consummated in accordance with the Acquisition Agreement (with or without the funding of the Initial Facilities) or (C) if earlier, the date on which you notify us in writing that the Acquisition Agreement has terminated in accordance with its terms, then this Commitment Letter and the commitments and undertakings of each Commitment Party hereunder will automatically terminate, unless such Commitment Party, in its sole discretion, agrees to an extension. The termination of any commitment pursuant to this paragraph will not prejudice your or our rights and remedies in respect of any breach or repudiation of the Commitment Papers.

[Signature pages follow]

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Project Spark – Commitment Letter

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Ethan Plater
Name:	Ethan Plater
Title:	Authorized Signatory

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

BARCLAYS BANK PLC

By:	/s/ Jeremy Hazan
Name:	Jeremy Hazan
Title:	Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jordan Harris
Name:	Jordan Harris
Title:	Managing Director

WELLS FARGO SECURITIES, LLC,
as a Lead Arranger

By:	/s/ Alex Hyder
Name:	Alex Hyder
Title:	Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

BLACKSTONE ALTERNATIVE CREDIT ADVISORS LP
(on behalf of funds, accounts and clients managed, advised or sub-advised by it or its affiliates)

By:	/s/ Margaret McSpadden
Name:	Margaret McSpadden
Title:	Authorized Signatory

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Bradford Aston
Name:	Bradford Aston
Title:	Authorized Signatory

CIBC WORLD MARKETS CORP.,
as a Lead Arranger

By:	/s/ Bradford Aston
Name:	Bradford Aston
Title:	Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Tom Lawler
Name:	Tom Lawler
Title:	Authorized Signatory

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lead Arranger

By:	/s/ Andrew Burke
Name:	Andrew Burke
Title:	Authorized Signatory

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Zachary Messinger
Name:	Zachary Messinger
Title:	Managing Director

By:	/s/ Brian Vance
Name:	Brian Vance
Title:	Director

DEUTSCHE BANK SECURITIES INC.,
as a Lead Arranger

By:	/s/ Zachary Messinger
Name:	Zachary Messinger
Title:	Managing Director

By:	/s/ Brian Vance
Name:	Brian Vance
Title:	Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:	/s/ Betty Chang
Name:	Betty Chang
Title:	Authorized Signatory

TD SECURITIES (USA) LLC
as a Lead Arranger

By:	/s/ K. Alper Ilgar
Name:	K. Alper Ilgar
Title:	Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

BANK OF MONTREAL

By:	/s/ Aaron Wegner
Name:	Aaron Wegner
Title:	Director

BMO CAPITAL MARKETS CORP.,
as a Lead Arranger

By:	/s/ Colin Bathgate
Name:	Colin Bathgate
Title:	Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

JEFFERIES FINANCE LLC

By:	/s/ John Koehler
Name:	John Koehler
Title:	Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

PINNACLE BANK, A TENNESSEE BANK, DBA SYNOVUS BANK

By:	/s/ Ricardo Escobedo
Name:	Ricardo Escobedo
Title:	Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

ARES CAPITAL MANAGEMENT LLC, solely in its capacity as manager to certain funds and accounts

By:	/s/ Michael Zugay
Name:	Michael Zugay
Title:	Authorized Signatory

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

RAYMOND JAMES BANK

By:	/s/ Daniel Gendron
Name:	Daniel Gendron
Title:	Senior Vice President

RAYMOND JAMES & ASSOCIATES, INC., solely in its capacity as a Lead Arranger and Lead Bookrunner

By:	/s/ Alvin Ng
Name:	Alvin Ng
Title:	Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

VALLEY BANK

By:	/s/ Ryan Sloan
Name:	Ryan Sloan
Title:	Senior Vice President

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

Accepted and agreed to as of
the date first written above:

SQUARE ACQUISITION MERGER SUB II, LLC

By:	/s/ Michael J. Lee
Name:	Michael J. Lee
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO COMMITMENT LETTER]

Project Spark

CONFIDENTIAL	SCHEDULE I

PROJECT SPARK
$500,000,000 Revolving Facility
$2,750,000,000 First Lien Term Facility
$415,000,000 First Lien Delayed Draw Term Facility

“Commitment Schedule”1
Commitments

In connection with the Transactions, each Commitment Party identified as an Initial Lender in the applicable table(s) below commits to provide that percentage of the Initial Revolving Facility, the Initial First Lien Term Facility, and the Initial First Lien DDTL Facility, as applicable, set forth opposite its name in the applicable table below:

Initial Lender	Initial Revolving Facility Commitment Percentage
MSSF	16.575%
Barclays	15.300%
Wells Fargo Bank	15.300%
Blackstone	8.000%
CIBC Bank	7.225%
CapOne	7.225%
GS	7.225%
DBNY	5.950%
TD Bank	5.950%
BofM	4.250%
Jefferies	2.000%
Pinnacle	2.000%
Ares	1.000%
RJB	1.000%
Valley	1.000%
Total	100.000%

1          All capitalized terms used but not defined in this exhibit have the meanings given to them in the Commitment Letter to which this exhibit is attached, including the other exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this exhibit is determined by reference to the context in which it is used.

Project Spark – Commitment Letter
Schedule I

Initial Lender	Initial First Lien Term Facility Commitment Percentage
MSSF	16.575%
Barclays	15.300%
Wells Fargo Bank	15.300%
Blackstone	8.000%
CIBC Bank	7.225%
CapOne	7.225%
GS	7.225%
DBNY	5.950%
TD Bank	5.950%
BofM	4.250%
Jefferies	2.000%
Pinnacle	2.000%
Ares	1.000%
RJB	1.000%
Valley	1.000%
Total	100.000%

Initial Lender	Initial First Lien DDTL Facility Commitment Percentage
MSSF	16.575%
Barclays	15.300%
Wells Fargo Bank	15.300%
Blackstone	8.000%
CIBC Bank	7.225%
CapOne	7.225%
GS	7.225%
DBNY	5.950%
TD Bank	5.950%
BofM	4.250%
Jefferies	2.000%
Pinnacle	2.000%
Ares	1.000%
RJB	1.000%
Valley	1.000%
Total	100.000%

Project Spark – Commitment Letter
Schedule I

Titles and Roles

In connection with the Transactions, each Commitment Party (acting alone or through or with affiliates selected by it) will act with and have the title(s) and in the role(s) set forth opposite its name with respect to the Initial First Lien Term Facility, Initial Revolving Facility and the Initial First Lien DDTL Facility (for purposes of the table set forth directly below, the “Initial First Lien Facilities”).

Title/Role	Initial First Lien Facilities
Administrative Agent	MSSF
Collateral Agent	MSSF
“Left” Lead Arranger	MSSF
Joint Lead Arrangers and Joint Bookrunners	MSSF, Barclays, Wells Fargo Securities, CIBC World Markets, CapOne, GS, DBSI, TD Securities, BMOCM, Jefferies, Pinnacle, RJ, Valley and, subject to Section 2 of the Commitment Letter, Moelis

Project Spark – Commitment Letter
Schedule I

CONFIDENTIAL	EXHIBIT A

PROJECT SPARK
$500,000,000 Revolving Facility
$2,750,000,000 First Lien Term Facility
$415,000,000 First Lien Delayed Draw Term Facility

“Transaction Description”2

It is intended that:

(a)          The Buyer, together with Merger Sub (as defined below), each of which, prior to giving effect to the Acquisition, will be a direct wholly owned subsidiary of another domestic entity formed at the direction of the Sponsor (“Midco”), will, directly or indirectly, acquire (the “Acquisition”) the Acquired Business pursuant to the Agreement and Plan of Merger, dated as of the Original Signing Date, by and among the Buyer, The Baldwin Insurance Group, Inc., a Delaware corporation (the “Company”), The Baldwin Insurance Group Holdings, LLC, a Delaware limited liability company (“OpCo LLC”), Square Acquisition Merger Sub I, Inc., a Delaware corporation (“Merger Sub”), and the other parties thereto (including all schedules, annexes and exhibits thereto, and as amended or modified from time to time in a manner that would not result in a failure of the condition precedent set forth in paragraph 1 of the Conditions Annex, the “Acquisition Agreement”) and related documentation, pursuant to which (i) OpCo LLC will form a new, wholly owned Delaware limited liability company (“Seller LLC”), (ii) Seller LLC will form a new, wholly owned Delaware limited liability company (“Seller Intermediate”), (iii) Seller Intermediate will form a new, wholly owned Delaware limited liability company (“Seller Merger Sub”), (iv) Buyer will merge with and into OpCo LLC, with OpCo LLC being the surviving entity, (v) Merger Sub will merge with and into the Company, with the Company being the surviving entity and (vi) Seller Merger Sub will merge with and into OpCo LLC, with OpCo LLC being the surviving entity, wholly owned by Seller Intermediate (the mergers described in the foregoing clauses (iv), (v) and (vi) are referred to herein, collectively, as the “Merger”);

2          All capitalized terms used but not defined in this exhibit have the meanings given to them in the Commitment Letter to which this exhibit is attached, including the other exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this exhibit is determined by reference to the context in which it is used.

Project Spark – Commitment Letter
Exhibit A

(b)          the Sponsor, members of management of the Target and other equity investors (the “Investors”) will, directly or indirectly, contribute to the Initial Borrower (or a direct or indirect parent of the Initial Borrower) cash and/or equity (including rollover, management and preferred equity) in exchange for equity of the Initial Borrower (or a direct or indirect parent of the Initial Borrower), which, with respect to any equity other than common equity, if any, will be on terms reasonably acceptable to the Lead Arrangers (it being understood that the terms set forth in respect of preferred equity in the Term Sheet for Senior Equity Financing shared with the Lead Arrangers on September 13, 2026 are acceptable to the Lead Arrangers); provided that after giving effect to the Transactions, the Sponsor shall own and control no less than 50.1% of the common equity of the Acquired Business; provided, further, that any Investor that shall directly own and control more than 10.0% of the common equity of the Acquired Business after giving effect to the Transactions shall have delivered to the Lead Arrangers at least three business days prior to the Closing Date (x) all information about such Investor required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (b) to the extent such Investor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a customary FinCEN beneficial ownership certificate, that in each case has been requested in writing at least ten business days prior to the Closing Date.  Any such parent will contribute, or cause to be contributed, all such cash and equity to the Initial Borrower simultaneously with (or prior to) the Initial Funding of the Facilities (other than with respect to distributions and direct payments consummated in order to consummate the Transactions). The aggregate amount of such cash and/or equity will represent not less than 40% (the “Minimum Equity Contribution”) of the sum of (i) the aggregate principal amount of the Initial Term Loans borrowed on the Closing Date and (ii) the amount of such cash and equity contributed (the “Equity Contribution”); provided that the amount of any Indebtedness incurred for the following purposes will be excluded: Indebtedness incurred to finance any original issue discount or upfront fees in connection with the Transactions from the exercise of any applicable “market flex” provisions, Indebtedness incurred to refinance outstanding working capital facilities in connection with the Transactions and Indebtedness to the extent the proceeds thereof are applied to fund any working capital (or similar) adjustment under the Acquisition Agreement.

(c)          The Initial Borrower will,

•            obtain $2,750,000,000 (or such lower amount as the Initial Borrower may request and as such amount may be increased, at the Initial Borrower’s election, pursuant to a Flex Increase, as defined in the Fee Letter; provided that Closing Date leverage levels shall be adjusted accordingly) in aggregate principal amount of senior secured term loans (the “Initial First Lien Term Facility”) having terms materially consistent with those set forth on the term sheet attached to this Commitment Letter that is labeled “Term Sheet”;

•          obtain $415,000,000 (or such lower amount as the Initial Borrower may request) in commitments under a senior secured delayed draw term loan facility (the “Initial First Lien DDTL Facility”) having terms materially consistent with those set forth on the term sheet attached to this Commitment Letter that is labeled “Term Sheet”;

•           obtain $500,000,000 (or such lower amount as the Initial Borrower may request) in commitments under a senior secured first lien revolving credit facility (the “Initial Revolving Facility”) having terms materially consistent with those set forth on the term sheet attached to this Commitment Letter that is labeled “Term Sheet”;

(d)         The proceeds of the Equity Contribution, the initial borrowing under the Initial First Lien Term Facility and the Initial Revolving Facility (if applicable), in each case, on the Closing Date and cash on hand at the Acquired Business will be applied on the Closing Date:

•	to pay the purchase price pursuant to the terms of the Acquisition Agreement;

•
to finance the repayment of the loan facilities of the Acquired Business (and termination of commitments thereunder and release of all guarantees, liens and security interests related thereto, except as permitted by the Facilities Documentation) with respect to which a payoff letter is delivered pursuant to the terms of the Acquisition Agreement and the termination of any related commitments and liens (the “Refinancing”) and payments with respect to any notes with respect to which the Acquisition Agreement contemplates a redemption, satisfaction, discharge, defeasance and/or tender offer;

2
Project Spark – Commitment Letter Exhibit A

•	to finance the other Transactions; and

•	to pay fees, costs and expenses related to the Transactions (such fees, costs and expenses, the “Transaction Costs”).

The transactions described in the bullet points above, together with the transactions related thereto, are collectively referred to herein as the “Transactions.” The term sheet with respect to each Facility attached to this Commitment Letter is referred to herein as the “Term Sheet.”  The Term Sheet (together with any “market flex” provisions and including the Documentation Principles) reflects all material terms related to the Facilities. Each party acknowledges that (a) such terms are the result of extensive negotiations among the parties hereto and are an integral and necessary part of the Transactions and (b) the Transactions represent a unique opportunity for the Buyer, the Borrower and the Sponsor.  For purposes of the Commitment Papers, (i) “Closing Date” means the date of the Initial Funding under the Facilities, (ii) “Initial Funding” means the funding of the Initial First Lien Term Facility, and, in the case of the Initial Revolving Facility and the Initial First Lien DDTL Facility, the effectiveness and initial availability of the commitments thereunder (which, for the avoidance of doubt with respect to the Initial Revolving Facility, will include funding thereof on the Closing Date, to the extent permitted pursuant to the heading of Exhibit B entitled “Purpose”), and (iii) “Facilities” means, collectively, the Initial First Lien Facilities.  “Facility” means any of them.  All references to “dollars” and “$” are to the lawful currency of the United States of America.  As used in the Commitment Papers, the terms “include”, “includes” and “including” shall in each case be deemed to be followed by the phrase “, without limitation,”.

3
Project Spark – Commitment Letter Exhibit A

CONFIDENTIAL	EXHIBIT B

PROJECT SPARK
$500,000,000 Revolving Facility
$2,750,000,000 First Lien Term Facility
$415,000,000 First Lien Delayed Draw Term Facility

“Term Sheet”

Borrower:
Square Acquisition Merger Sub II, LLC, a Delaware limited liability company (the “Initial Borrower”), which, after consummation of the Merger (as defined in Exhibit A), will be survived by The Baldwin Insurance Group Holdings, LLC, a Delaware limited liability company (such survivor, the “Borrower”).

Holdings:	Seller Intermediate, a Delaware limited liability company (“Holdings”), which upon consummation of the Transactions will hold 100% of the issued and outstanding equity securities of the Borrower.

Lead Arrangers:
MSSF, Barclays, Wells Fargo Securities, CIBC World Markets, CapOne, GS, DBSI, TD Securities, BMOCM, Jefferies, Pinnacle, RJ, Valley and, subject to Section 2 of the Commitment Letter, Moelis (the “Lead Arrangers”).[3]

Administrative Agent and Collateral Agent:
MSSF will act as the sole administrative agent (in such capacity, the “Administrative Agent”) and MSSF will act as sole collateral agent (in such capacity, the “Collateral Agent”), in each case, for the Lenders under the Facilities described in this Term Sheet.

Transactions:	As described on the “Transaction Description” attached to the Commitment Letter.

Lenders:
A syndicate of banks, financial institutions and other institutional lenders (collectively, the “Lenders”) arranged by the Lead Arrangers and reasonably acceptable to the Initial Borrower (such acceptance not to be unreasonably withheld or delayed), including Relationship Lenders and excluding Disqualified Lenders.

First Lien Term Facility:
A senior secured first lien term loan facility (the “Initial Term Loan Facility” or “Initial First Lien Term Facility”; together with the Initial First Lien DDTL Facility and the other term loan facilities issued from time to time under the First Lien Loan Documents, “First Lien Term Facilities” and each a “First Lien Term Facility”) in an aggregate principal amount of $2,750,000,000 (or such lower amount as the Initial Borrower may request; provided that Closing Date leverage levels shall be adjusted accordingly), plus at the Initial Borrower’s election, any Flex Increase (and Closing Date leverage levels shall be adjusted accordingly).

3 Capitalized terms used but not defined in this exhibit have the meanings set forth in the Commitment Letter to which this exhibit is attached or the other exhibits to the Commitment Letter.   As used in this exhibit, “Administrative Agent,” “Lead Arrangers,” “Lenders,” and “Loans” refers to the Lead Arrangers, Lenders and Loans under the Facilities described in this Term Sheet.

1
Project Spark – Exhibit B

Lenders with commitments or loans under the Initial Term Loan Facility are collectively referred to herein as “Initial Term Facility Lenders”.  Loans provided under the Initial Term Loan Facility (the “Initial Term Loans”) will be available to the Initial Borrower in U.S. Dollars.

First Lien Delayed Draw Term Facility:
A senior secured first lien delayed draw term loan facility in an aggregate principal amount of $415,000,000 (or such lower amount as the Borrower may request) (the “First Lien DDTL Facility” or the “Initial First Lien DDTL Facility”).

Lenders with commitments under the First Lien DDTL Facility are collectively referred to herein as the “First Lien DDTL Facility Lenders.”

Initial Term Facility Lenders and First Lien DDTL Facility Lenders are collectively referred to herein as “First Lien Term Lenders” and, First Lien Term Lenders together with Revolving Lenders (as defined below) are collectively referred to herein as “First Lien Facility Lenders.”

Loans, if any, funded under the First Lien DDTL Facility (the “First Lien Delayed Draw Term Loans” and, together with the Initial Term Loans, the “First Lien Term Loans”) will be available to the Borrower in U.S. Dollars.  The Initial Term Loans and, after the funding thereof, the First Lien Delayed Draw Term Loans will have the same terms (except with respect to amortization as provided herein) and, to the extent practicable, shall be treated as a single “fungible” class for all purposes (including for tax purposes).

First Lien Delayed Draw Term Loans will be available after the Closing Date until the date that is twenty-four months after the Closing Date (the “First Lien Delayed Draw Termination Date”).  The Borrower may draw the First Lien DDTL Facility, at its option, in whole or in part, at any time and from time to time prior to the First Lien Delayed Draw Termination Date.  Amounts repaid or prepaid under the First Lien DDTL Facility may not be reborrowed.

If the First Lien DDTL Facility has not been drawn in full by the First Lien Delayed Draw Termination Date, then on such date any remaining unused commitments under the First Lien DDTL Facility shall automatically be reduced to $0 and the First Lien DDTL Facility Ticking Fee (as defined in Annex I to this Term Sheet) shall cease to accrue.  The Borrower may reduce commitments under the First Lien DDTL Facility, at its option, in whole or in part, at any time and from time to time prior to the First Lien Delayed Draw Termination Date, without fee, premium or penalty.

2
Project Spark – Exhibit B

Any incurrence of First Lien Delayed Draw Term Loans at or after the Closing Date will be in minimum amounts of the lesser of $100,000 (or such lower amounts as the Administrative Agent may agree) and the remaining undrawn amount of the First Lien DDTL Facility, and subject only to the following conditions, measured at the time of the incurrence of such First Lien Delayed Draw Term Loans (or, subject to modification in connection with the Borrower’s LCT Election rights):

(i)     the delivery of a borrowing notice at least three business days prior to any requested funding of the First Lien Delayed Draw Term Loans (or such later date as the First Lien Administrative Agent may agree), which may be contingent on the occurrence of any applicable transaction;

(ii)   no default or event of default will have occurred and be continuing at the time of incurrence (or, if in connection with a “limited condition transaction”, at the time of the LCT Election, and no Specified Event of Default at the time of incurrence);

(iii)  all representations and warranties will be true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language, true and correct in all respects) immediately prior to, and after giving effect to, the incurrence of such First  Lien Delayed Draw Term Loans (or, if in connection with a “limited condition transaction”, at the time of the LCT Election, and the Specified Representations shall be true and correct in all material respects with respect to the Loan Parties (subject to the foregoing parenthetical) immediately prior to, and after giving effect to, such incurrence);

(iv)   at the time of incurrence (or, if in connection with a “limited condition transaction”, at the Borrower’s option, at the time of the LCT Election), pro forma compliance with a First Lien Net Leverage Ratio of equal to or less than 0.65x outside the Closing Date First Lien Net Leverage Ratio at the time of incurrence; and

(v)    the payment of any fees and expenses (including pursuant to the Fee Letter) due upon the funding of such Delayed Draw Term Loans.

3
Project Spark – Exhibit B

The proceeds of the First Lien Delayed Draw Term Loans will be used by the Borrower (A) to finance earnouts, seller debt, holdbacks and other deferred purchase price obligations in connection with any Permitted Acquisition or similar Permitted Investment (as defined below) (including as may arise pursuant to transactions consummated prior to the Closing Date), (B) to finance Permitted Acquisitions, and similar Permitted Investments (including assumed or acquired liabilities), including payments, such as the repayment of Indebtedness, made in connection therewith, (C) to pay fees and expenses with respect to the Transactions, with respect to the transactions contemplated in the foregoing clauses (A) and (B) and with respect to the transactions contemplated in the succeeding clauses (D) through (F), and with respect to the related borrowing(s) of First Lien Delayed Draw Term Loans, (D) to finance commission buy-down payments in connection with the IAS commission restructuring, (E) to finance the payment of “Contingent PSU Cash Awards” and “Contingent RSA Cash Awards” (as defined in the Acquisition Agreement on the Original Signing Date), (F) to finance loans made to reciprocal insurance exchanges (to the extent constituting a Permitted Investment) and (G) to refinance Revolving Loans (as defined below) and utilized cash on the balance sheet that were drawn to fund transactions specified in clauses (A) through (F).  Any such drawing may or may not be made simultaneously with the permitted usage thereof; provided that any such drawing shall be applied in accordance with and subject to the permitted use of proceeds for such First Lien Delayed Draw Term Loans within 90 days of such drawing.

The Borrower may make a customary election (an “LCT Election”) in connection with the incurrence of First Lien Delayed Draw Term Loans if intended to be incurred in connection with a “limited condition transaction.”

Revolving Facility:
A senior secured first lien revolving credit facility (the “Initial Revolving Facility”, together with any other revolving facilities incurred under the First Lien Loan Documents after the Closing Date, “Revolving Facilities” and each a “Revolving Facility”) in an aggregate principal amount of up to $500,000,000 (or such lower amount as the Initial Borrower may request).

Lenders with commitments or loans under the Initial Revolving Facility are collectively referred to as the “Initial Revolving Lenders”.  Commitments under the Initial Revolving Facility are referred to as the “Initial Revolving Facility Commitments”.

Loans and commitments under the Initial Revolving Facility (the “Initial Revolving Loans”; loans and commitments under a Revolving Facility, “Revolving Loans”) will be available to the Borrower in U.S. Dollars or such other currencies that may be mutually agreed by the Borrower and Revolving Lenders thereunder.

The Facilities described in this Term Sheet are collectively referred to herein as the “First Lien Facilities” and the First Lien Facilities incurred or for which commitments are provided on the Closing Date are referred to herein as the “Initial First Lien Facilities”.

4
Project Spark – Exhibit B

Letters of Credit:
An amount to be agreed (or such higher amount as the Borrower, the Revolving Lenders and the Administrative Agent may agree) of the Initial Revolving Facility will be available to the Borrower in the form of standby and, with the approval of the applicable Issuing Bank in its sole discretion, documentary letters of credit.  Letters of credit will be issued by each of the Initial Revolving Lenders (or their respective affiliates) (in such capacity, the “Issuing Banks”) (except that (x) Blackstone and its affiliates, (y) Ares and its affiliates and (z) RJ and its affiliates will not, in any case, be required to be Issuing Banks), and each Initial Revolving Lender will, consistent with the Identified Precedent, participate in each issued letter of credit on a pro rata basis in accordance with each Initial Revolving Lender’s commitments in respect of the Initial Revolving Facility.  Each letter of credit will be denominated in U.S. Dollars and such other currencies as are available under the Initial Revolving Facility or as the Issuing Banks thereunder may agree and, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank, will expire not later than the earlier of (a) twelve months after its date of issuance and (b) the fifth business day prior to the final maturity of the Initial Revolving Facility; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to twelve months on customary terms (which in no event will extend beyond the date referred to in clause (b) above).  Drawings under any letter of credit will be reimbursed by the Borrower within one business day or if not reimbursed will automatically and without the need to satisfy any condition precedent increase Revolving Loans.

Swingline Facility:
In connection with the Initial Revolving Facility, MSSF (in such capacity, the “Swingline Lender”) will make available to the Borrower in U.S. Dollars a swingline facility under which the Borrower may make short-term borrowings on same day notice of up to an amount to be agreed (or such higher amount as the Borrower and the Swingline Lender may agree).  Except for purposes of calculating the Commitment Fee described below in Annex I to this Exhibit B, any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis.  The Initial Revolving Lenders will be unconditionally obligated to purchase participations in any swingline loan pro rata based upon their commitments under the Initial Revolving Facility.

Incremental Facilities:
The First Lien Loan Documents will permit the Borrower (or, subject to the satisfaction of customary know-your-customer requirements of the Administrative Agent and the relevant lenders under the applicable Incremental Facility, any Subsidiary Guarantor as a co-borrower and/or additional borrower) to add one or more incremental term facilities, including delayed draw term facilities (the “Incremental Term Facilities”), one or more increases in commitments under a revolving facility (any such increase, an “Incremental Revolving Increase”) and/or one or more incremental revolving facilities (the “Incremental Revolving Facilities” together with any Incremental Revolving Increase and any Incremental Term Facilities, the “Incremental Facilities”) in currencies to be determined by the Borrower and lenders providing such Incremental Facilities (with respect to such currencies, with the consent of the Administrative Agent, not to be unreasonably withheld, conditioned or delayed) and in minimum amounts to be agreed.

5
Project Spark – Exhibit B

The aggregate principal amount of an Incremental Facility outstanding on the first date it is incurred or commitments with respect thereto are made, may not exceed the Incremental Facility Cap.
“Incremental Facility Cap” means an amount equal to the Fixed Incremental Amount plus the Ratio Incremental Amount.
“Fixed Incremental Amount” means, the sum of
a)  the greater of (i) 100.00% of Closing Date EBITDA and (ii) 100.00% of the Borrower’s TTM Consolidated Adjusted EBITDA; plus

b)   the aggregate principal amount of any voluntary prepayments, redemptions and repurchases (including amounts paid pursuant to “yank-a-bank” provisions, and with credit given to the amount actually paid in cash, if acquired below par) of or cancellations or terminations of commitments with respect to any of, other Indebtedness, in each case except to the extent such prepayments were funded with the proceeds of long-term indebtedness (and in the case of any revolving commitments, as long as there is a permanent reduction in such commitments); plus

c)   the amount then-available pursuant to the General Debt Basket to the extent allocated to the Fixed Incremental Amount by the Borrower; plus

d)  the amount then-available pursuant to the General RP Basket to the extent allocated to the Fixed Incremental Amount by the Borrower; less

e)   the outstanding amount of Incremental Facilities and Incremental Equivalent Debt incurred and then outstanding in reliance on the Fixed Incremental Amount (after giving effect to any reallocation).

“TTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA of the Borrower for the most recently ended four fiscal quarter period for which financial statements have been delivered or (at the Borrower’s election) are internally available.

“Ratio Incremental Amount” means such amount as would not result in:
(i)          with respect to Incremental Facilities secured on a pari passu basis with the First Lien Loans, the Borrower’s First Lien Net Leverage Ratio exceeding the Closing Date First Lien Net Leverage Ratio, plus 0.50 to 1.00;

6
Project Spark – Exhibit B

(ii)          with respect to Incremental Facilities secured by Collateral on a junior lien basis to the First Lien Loans, the Borrower’s Secured Net Leverage Ratio exceeding the Closing Date Secured Net Leverage Ratio, plus 0.75 to 1.00; or

(iii)          with respect to Incremental Facilities that are not secured by Collateral or are unsecured, either (A) the Borrower’s Total Net Leverage Ratio exceeding the Closing Date Total Net Leverage Ratio, plus 1.25 to 1.00 or (B) the Borrower’s Interest Coverage Ratio not exceeding 2.00 to 1.00;

in each case, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been delivered or (at the Borrower’s election) are internally available, calculated on a Pro Forma Basis (excluding the cash proceeds to the Borrower of any then proposed Incremental Facility for netting purposes and excluding the effect of any substantially concurrent incurrence under the Fixed Incremental Amount).

“Closing Date EBITDA” means $505,500,000.

“Closing Date First Lien Net Leverage Ratio” means the First Lien Net Leverage Ratio on the Closing Date.

“Closing Date Secured Net Leverage Ratio” means the Secured Net Leverage Ratio on the Closing Date.

“Closing Date Total Net Leverage Ratio” means the Total Net Leverage Ratio on the Closing Date.

Incremental Facilities may rank pari passu or junior in right of payment with any class of Term Loans (including the Initial Term Loans) and any Revolving Facility, may either be unsecured or secured by a Permitted Lien that secures the Facilities on a pari passu or junior basis, and may (but need not) be guaranteed by the Loan Parties (or Persons that become Loan Parties substantially concurrently with the incurrence of such Incremental Facility).
The Incremental Facilities will be available at the request of the Borrower with consent required only from those existing or new lenders that agree, in their discretion, to participate in such Incremental Facility.  Lenders providing a first lien Incremental Facility will be reasonably acceptable to (a) the Borrower, (b) the Administrative Agent and (c) with respect to any Incremental Revolving Facility or Incremental Revolving Increase, the Issuing Banks and the Swingline Lender (but, in each case of clauses (b) and (c), only to the extent such person would otherwise have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed).  The First Lien Loan Documents may be amended as may be necessary to give effect to any Incremental Facility with the consent of the Borrower and Lenders providing such Incremental Facility, including such amendments as may be necessary or advisable to have such facility fungible with other First Lien Facilities.

7
Project Spark – Exhibit B

The incurrence of an Incremental Facility will be subject to only the following conditions and to any other conditions agreed between the lenders under the Incremental Facility and the Borrower, measured at the time of the incurrence of such indebtedness (or in the case of any revolving commitments or term commitments with a delayed draw feature, at the time of first obtaining commitments with respect thereto) (subject to the Borrower’s right to make an LCT Election in connection with the incurrence of an Incremental Facility intended to be incurred in connection with a “limited condition transaction”): (a) no Event of Default shall have occurred and be continuing or would result therefrom; provided that the condition set forth in this clause (a) may be waived or not required (other than an Event of Default resulting from non-payment of principal, interest or fees to the Lenders or bankruptcy, i.e. a “Specified Event of Default”) by the Persons providing an Incremental Facility if the initial Borrowing thereunder will be incurred in connection with a Permitted Acquisition, an Acquisition Transaction and/or another permitted Investment or acquisition (collectively, a “Permitted Investment”); and (b) the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and after giving effect to, the incurrence of such Incremental Facility; provided that the condition set forth in this clause (b) may be waived or not required by the Persons providing such Incremental Facilities if the proceeds of the initial Borrowing thereunder will be incurred in connection with, in whole or in part, a Permitted Investment.

The First Lien Loan Documents will also require the following with respect to Incremental Facilities:

(i)          the scheduled final maturity date of any Incremental Term Facility (A) that is Pari Passu Lien Debt will be no earlier than the scheduled final maturity date for the Initial Term Loans and (B) that is Junior Lien Debt or Indebtedness that is not secured by a Lien on any Collateral shall be no earlier than the date that is 91 days following the scheduled final maturity date for the Initial Term Loans; provided that this clause shall not apply to any Incremental Term Facility incurred pursuant to the Inside Maturity Exception;

(ii)          the Weighted Average Life to Maturity of any Incremental Term Facility will be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that this clause shall not apply to any Incremental Term Facility incurred pursuant to the Inside Maturity Exception;

8
Project Spark – Exhibit B

(iii)        any mandatory prepayment of loans under an Incremental Term Facility (a) that comprise Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments required of the Initial Term Loans, other than (A) any repayment of such loans at maturity and (B) any greater than pro rata repayment of such loans with the proceeds of a permitted refinancing thereof, and (b) that comprise Junior Lien Debt or Indebtedness that is not secured by a Lien on the Collateral may not be made unless, to the extent a corresponding mandatory prepayment is required hereunder with respect to the Initial Term Loans, such mandatory prepayments are first made or offered to the Initial Term Loans; provided that this clause shall not apply to any Incremental Term Facility incurred pursuant to the Inside Maturity Exception;

(iv)        (A) to the extent secured by a Lien on assets of Holdings or any of its Restricted Subsidiaries, any such Incremental Facility shall not be secured by any Lien on any asset of such Person that does not also secure the Initial Term Loans or Initial Revolving Facility, as applicable (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) Liens on property or assets applicable only to periods after the Latest Maturity Date of the Initial Term Loans or Initial Revolving Facility, as applicable, at the time of incurrence, (3) Excluded Assets and (4) any Liens on assets to the extent that a Lien on such asset is also added for the benefit of the Lenders under the Initial Term Loans or Initial Revolving Facility, as applicable for so long as such Liens secure such Incremental Facility) and (B) to the extent guaranteed by Holdings or any of its Restricted Subsidiaries, any such Incremental Facility shall not be guaranteed by any such Person that is not (or is not required to be) a Loan Party (except (1) for guarantees by such Persons that are applicable only to periods after the Latest Maturity Date of the Initial Term Loans or Initial Revolving Facility, as applicable, at the time of incurrence, (2) an Excluded Subsidiary, and (3) any such Person guaranteeing such Incremental Term Facilities or Incremental Revolving Facilities, as applicable, that also guarantees the Initial Term Loans or Initial Revolving Facility, as applicable, for so long as such Person guarantees such Incremental Facility);

(v)          the interest rate, fees, OID and other economic terms applicable to Incremental Term Loans will be as determined by the Borrower and the Persons providing such Incremental Term Loans; provided that in the event that the All-In Yield applicable to any Incremental Term Loans (other than any Excluded Incremental Facility) exceeds the All-In Yield for the Initial Term Loans by more than 75 basis points, then the interest rate margins for the Initial Term Loans shall be increased to the extent necessary so that the All-In Yield for such Initial Term Loans is equal to the All-In Yield for such Incremental Term Loans minus 75 basis points (the “MFN Provision”);

9
Project Spark – Exhibit B

(vi)         except as otherwise set forth herein, all other terms of any Incremental Revolving Facility shall be on terms and pursuant to documentation applicable to the Revolving Facility; and

(vii)        any Incremental Term Facility will be on terms and pursuant to documentation to be determined by the Borrower and the providers of such Incremental Term Facility; provided, that the covenants and events of default applicable to any such Incremental Term Facility are either: (i) substantially identical to, or, taken as a whole, not materially more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Initial Term Loans, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except (A) for covenants and events of default applicable only to periods after the scheduled final maturity date of the Initial Term Loans at the time of incurrence and (B) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under the Initial Term Loans); or (ii) consistent with customary market terms and conditions at the time of such incurrence, including with respect to high yield debt securities to the extent applicable, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that, (1) in the case of both clause (i) and (ii) a certificate of a Responsible Officer delivered to the Administrative Agent at least four Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of any such Incremental Facility (or receipt of commitments with respect thereto), together with a reasonably detailed description of the material covenants and events of default of such Incremental Facility or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (vii) shall be conclusive evidence that such covenants and events of default satisfy such requirement unless the Administrative Agent notifies the Borrower in writing within such four Business Days (or shorter) period that it disagrees with such determination (including a detailed description of the basis upon which it disagrees)); and (2) this clause (vii) will not apply to (A) terms addressed in the preceding clauses (i) through (vi), (B) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, (C) redemption, prepayment or other premiums, and (D) optional prepayment or redemption terms; provided, further, that agency and operations provisions applicable to each Incremental Term Facility secured on a pari passu basis with the other First Lien Facilities will be reasonably satisfactory to the Administrative Agent (this clause (vii), the “Terms MFN Provisions”).

“Inside Maturity Exception” means Indebtedness consisting of any of the following: escrow facilities, customary bridge facilities and similar facilities; and Indebtedness in an original principal amount not to exceed the greater of (a) 50.00% of Closing Date EBITDA and (b) 50.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination.

10
Project Spark – Exhibit B

“Excluded Incremental Facility” means each of the following types of Incremental Term Loans: Incremental Term Loans that are not a syndicated “term loan b” facility; Incremental Term Loans that are incurred on any date that is after the date that is six months after the Closing Date; Incremental Term Loans that are not denominated in Dollars or that are subordinated in lien priority or right of payment to the Initial Term Loans; escrow facilities, and customary bridge facilities and similar facilities; Incremental Term Loans with a scheduled maturity date more than one year after the initial scheduled maturity date for the Initial Term Loans; and Incremental Term Loans in an original aggregate principal amount not to exceed the greater of (a) 100.0% of Closing Date EBITDA and (b) 100.0% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination.

The Loan Parties may, in lieu of adding Incremental Term Facilities as set forth above, utilize all or any part of the Incremental Facility Cap to incur (i) notes and/or loans that will be secured by liens on the Collateral that have the same priority as the liens that secure the First Lien Facilities (“Pari Passu Lien Debt”) and other Permitted Liens, (ii) notes and/or loans that will be secured by liens on the Collateral that are junior in priority to the liens that secure the First Lien Facilities (“Junior Lien Debt”) and other Permitted Liens and/or (iii) unsecured notes or loans (“Unsecured Debt” and, together with Pari Passu Lien Debt and Junior Lien Debt, “Incremental Equivalent Debt”); provided that,

(a)          Incremental Equivalent Debt together with all Incremental Facilities will be capped at the Incremental Facility Cap;

(b)          (i) the scheduled final maturity date of any term Incremental Equivalent Debt (A) that is Pari Passu Lien Debt will be no earlier than the scheduled final maturity date for the Initial Term Loans and (B) that is Junior Lien Debt or Indebtedness that is not secured by a Lien on any Collateral shall not mature prior to the date that is 91 days following the scheduled final maturity date for the Initial Term Loans; provided that this clause (b)(i) shall not apply to the incurrence of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception; and (ii) the Weighted Average Life to Maturity of any term Incremental Equivalent Debt will be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that this clause shall not apply to the incurrence of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception;

11
Project Spark – Exhibit B

(c)          any mandatory prepayment of term Incremental Equivalent Debt (i) that comprises Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in mandatory prepayments required of the Initial Term Loans, it being agreed (A) any repayment of such Incremental Equivalent Debt at maturity shall be permitted and (B) any greater than pro rata repayment of such Incremental Equivalent Debt shall be permitted with the proceeds of a permitted refinancing thereof and (ii) that comprises Junior Lien Debt or Indebtedness that is not secured by a Lien on the Collateral may not participate in any such mandatory prepayments, unless such mandatory prepayments are first made or offered to the Initial Term Loans; provided that this clause shall not apply to the incurrence of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception;

(d)          (i) to the extent secured by a Lien on assets of Holdings or any of its Restricted Subsidiaries, any Incremental Equivalent Debt shall not be secured by any Lien on any asset of such Person that does not also secure the Initial Term Loans or the Initial Revolving Facility, as applicable (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) Liens on assets applicable only to periods after the Latest Maturity Date of the Initial Term Loans or the Initial Revolving Facility, as applicable, at the time of incurrence, (3) Excluded Assets, and (4) any Liens on assets to the extent that a Lien on such asset is also added for the benefit of the Lenders under the Initial Term Loans or the Initial Revolving Facility, as applicable for so long as such Liens secure such Incremental Equivalent Debt); and (ii) any Incremental Equivalent Debt shall not be incurred by or guaranteed by any Person that is not (or is not required to be) a Loan Party (except (1) for guarantees by such Persons that are applicable only to periods after the Latest Maturity Date of the Initial Term Loans or the Initial Revolving Facility, as applicable, at the time of incurrence, (2) an Excluded Subsidiary, and (3) any such Person guaranteeing such Incremental Equivalent Debt or Incremental Revolving Facilities, as applicable, that also guarantees the Initial Term Loans or the Initial Revolving Facility, as applicable, for so long as such Person guarantees such Incremental Equivalent Debt);

(e)          Incremental Equivalent Debt shall not be subject to the MFN Provision; and

(f)          Incremental Equivalent Debt shall be subject to the Terms MFN Provisions as if such Incremental Equivalent Debt was an Incremental Term Loan.

Refinancing Facilities:
The First Lien Loan Documents will permit the incurrence of one or more tranches of secured or unsecured indebtedness (such indebtedness, a “Refinancing Facility”) the proceeds of which refinance or replace, in whole or part, a First Lien Facility (the “Refinanced Debt”).  Providers of a Refinancing Facility issued under the First Lien Loan Documents must be reasonably acceptable to (i) the Borrower, (ii) the Administrative Agent and (iii) solely with respect to any revolving Refinancing Facility applicable to a Revolving Facility, each Issuing Bank (in the case of clause (ii) and clause (iii), only to the extent such Person otherwise would have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed).

12
Project Spark – Exhibit B

The First Lien Loan Documents will also require the following with respect to each Refinancing Facility:

(a)          such Refinancing Facility is in an original aggregate principal amount not greater than the principal amount of the Refinanced Debt being exchanged, extended, renewed, replaced or refinanced, plus interest, penalties, premiums and other customary amounts;

(b)          (i) the scheduled final maturity date of any such term Refinancing Facility will be no earlier than the scheduled final maturity date of the Refinanced Debt; provided that this clause shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception; and (ii) the Weighted Average Life to Maturity of any such term Refinancing Facility will be no shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt; provided that this clause shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception;

(c)          any mandatory prepayment of such term Refinancing Facility (i) that comprises Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in mandatory prepayments required to be made on the Refinanced Debt pursuant to its terms, it being agreed (A) any repayment of such Indebtedness at maturity shall be permitted and (B) any greater than pro rata repayment of such Indebtedness shall be permitted with the proceeds of a permitted refinancing thereof; provided that this clause shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception and (ii) that comprises Junior Lien Debt or Indebtedness that is not secured by a Lien on the Collateral may not participate in any such mandatory prepayments, unless such mandatory prepayments are first made or offered to the Initial Term Loans; provided that this clause shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception;

13
Project Spark – Exhibit B

(d)          (i) to the extent secured by a Lien on assets of Holdings or any of its Restricted Subsidiaries, any Refinancing Facility shall not be secured by any Lien on any asset of such Person that does not also secure the Initial Term Loans or the Initial Revolving Facility, as applicable (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) Liens on assets applicable only to periods after the Latest Maturity Date of the Initial Term Loans or the Initial Revolving Facility, as applicable, at the time of incurrence, (3) Excluded Assets, and (4) any Liens on assets to the extent that a Lien on such asset is also added for the benefit of the Lenders under the Initial Term Loans or the Initial Revolving Facility, as applicable for so long as such Liens secure such Refinancing Facility); and (ii) to the extent guaranteed by Holdings or any of its Restricted Subsidiaries, any such Refinancing Facility shall not be guaranteed by any such Person that is not (or is not required to be) a Loan Party (except (1) for guarantees by such Persons that are applicable only to periods after the Latest Maturity Date of the Initial Term Loans or the Initial Revolving Facility, as applicable, at the time of incurrence, (2) an Excluded Subsidiary, and (3) any such Person guaranteeing such Refinancing Facility that also guarantees the Initial Term Loans or the Initial Revolving Facility, as applicable, for so long as such Person guarantees such Refinancing Facility); and

(e)          such Refinancing Facility shall also be subject to the Terms MFN Provisions as if such Refinancing Facility was an Incremental Term Loan.

The Borrower may exchange term loans under the First Lien Loan Documents with loans and any debt or equity securities (or a combination thereof) on a cashless basis, subject to, with respect to loans and debt securities, substantially similar requirements applicable to Refinancing Facilities (including that the exchange offer must be made to all applicable lenders on a pro rata basis).

Purpose:
Proceeds of the Initial Term Loans will be used to finance the Transactions, including payment of consideration in connection with the Acquisition, the Closing Date Refinancing, the payment of related fees, costs and expenses and for working capital and general corporate purposes (which may include cash to the balance sheet).

Proceeds of the First Lien Delayed Draw Term Loans may be used as set forth above under the heading “First Lien Delayed Draw Term Facility”.

The proceeds of the Initial Revolving Facility will be used for working capital and general corporate purposes, including the financing of transactions that are not prohibited by the terms of the First Lien Loan Documents; provided that the aggregate amount of the Initial Revolving Facility incurred on the Closing Date will be limited to $75.0 million in the aggregate.

Letters of Credit will be used for general corporate purposes, including supporting transactions not prohibited by the Loan Documents.  Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees or surety/performance bonds or similar instruments outstanding on the Closing Date.

14
Project Spark – Exhibit B

Documentation Principles:
The Facilities Documentation definitive documentation for the First Lien Facilities (collectively, the “First Lien Loan Documents”) will (a) be prepared by counsel to the Initial Borrower, (b) contain only the terms and conditions set forth in this Term Sheet, (c) reflect the operational and strategic requirements of the Borrower and its Subsidiaries, (d) permit automatic reclassification of amounts incurred under all fixed baskets, within the same covenant, exceptions and thresholds under applicable ratio baskets upon delivery of financial statements (or, at the Borrower’s election, internally available financial statements) demonstrating capacity for such reclassification on a pro forma basis, (e) be consistent with the proposed business plan, Sponsor Model and projections, (f) include customary UK/EU bail-in provisions and (g) be based on, and no less favorable (except as expressly set forth in this Term Sheet) to, the Acquired Business and its subsidiaries than, the documentation for the first lien term loan facility in the transaction identified to you as “Project Hicks” (the “Identified Precedent”); provided that, the First Lien Loan Documents will be modified as necessary (i) to reflect the corporate structure of the Borrower and its Subsidiaries, (ii) to take into account any changes in law or accounting standards, (iii) to reflect customary modifications to the operational and agency provisions to reflect the requirements of the Administrative Agent and (iv) to reflect the nature of a broadly syndicated loan facility.  The foregoing is referred to herein, collectively, as the “Documentation Principles.”  Capitalized terms used but not defined in this Term Sheet have the meanings set forth on the annex to this Term Sheet entitled “Select Definitions”, in the Fee Letter, or in the Identified Precedent, as applicable.  The First Lien Loan Documents will, subject to any “flex” provisions contained in the Fee Letter, contain only those payment provisions, conditions to borrowing, mandatory prepayments, representations and warranties, covenants, events of default and guarantee and collateral provisions expressly set forth in this Term Sheet, in each case, applicable to the Borrower and its restricted subsidiaries (and to the extent explicitly set forth in this Term Sheet, Holdings) and with standards, qualifications, thresholds, exceptions, “baskets” and grace and cure periods set forth in the Identified Precedent and otherwise consistent with the Documentation Principles.

For purposes of the First Lien Loan Documents, if any “market flex” provisions are exercised, the applicable incurrence based covenant levels and other financial ratios to be set forth therein (including with respect to the Financial Covenant) shall be adjusted in the First Lien Loan Documents (or pursuant to an amendment thereto, which shall require only the consent of the Borrower and the Administrative Agent) in order to make corresponding adjustments to account for any additional interest expenses, additional indebtedness and any OID or upfront fees and to maintain the agreed cushions and/or reflect the adjusted “Closing Date” leverage levels (or offset thereto) resulting from the exercise of such “market flex” terms.

Availability:
The Initial Term Loans will be drawn in a single drawing substantially concurrently with the consummation of the Acquisition.  The First Lien DDTL Facility may be drawn from time to time in one or more drawings on or prior to the First Lien Delayed Draw Termination Date. Amounts repaid or prepaid with respect to any First Lien Term Facility may not be reborrowed.

15
Project Spark – Exhibit B

Subject to the limitation set forth under the heading “Purpose” above, loans under the Initial Revolving Facility will be available on and after the Closing Date and at any time prior to the final maturity of the Initial Revolving Facility, in minimum amounts consistent with the Documentation Principles.  Amounts prepaid under the Initial Revolving Facility may be reborrowed.  Letters of Credit may be issued at any time on and after the Closing Date and at any time prior to the date set forth above under the heading “Letters of Credit”.

Ranking:	The Initial First Lien Facilities will be senior obligations of the Borrower and the Guarantors and will be secured on a first priority basis (subject to Permitted Liens) by Liens on the Collateral.

Interest Rates and Fees:	As set forth on Annex I hereto.

Maturity and Amortization:
The Initial Term Loans and, to the extent funded, the First Lien Delayed Draw Term Loans, will mature on the seven year anniversary of the Closing Date (subject to extension with the consent of only the extending lender) and will amortize in equal quarterly installments equal to 0.25% of the original principal amount of the Initial Term Loans during each year of the Initial First Lien Term Facility (commencing at the end of the second full fiscal quarter ending after the Closing Date, and with such payments subject to reduction as provided herein and in the Documentation Principles and such other reductions as the Borrower and the Lead Arrangers may agree), with the balance of the original principal amount of the Initial First Lien Term Facility payable at maturity; provided that amortization of any First Lien Delayed Draw Term Loans and/or any Incremental Term Facility may be adjusted in the form of an increase to the amortization of such First Lien Delayed Draw Term Loans and/or Incremental Term Facility as may be necessary to cause such First Lien Delayed Draw Term Loans and/or the loans under such Incremental Term Facility to be treated as the same class as, and to permit “fungibility” with, the Initial Term Loans.

In the case of First Lien Delayed Draw Term Loans, amortization thereof will commence at the end of the quarter in which the funding thereof is made (unless such funding occurs on the same day on which an amortization payment with respect to the Initial First Lien Term Loans is due, in which case such funding of Delayed Draw Term Loans shall be deemed to occur after such payment, and amortization of such Delayed Draw Term Loans funded on such day will commence at the end of the next succeeding quarter) but in no event commencing prior to the end of the second full fiscal quarter ended after the Closing Date.

The Initial Revolving Facility will mature, and lending commitments thereunder will terminate, on the five-year anniversary of the Closing Date, subject to extension with the consent of only the extending lender.

16
Project Spark – Exhibit B

Guarantees:
All obligations of the Borrower under the Initial First Lien Facilities and of the Borrower and its restricted subsidiaries under certain interest rate protection or other hedging arrangements (including with respect to currency, collectively, the “Hedging Arrangements”) and certain cash management arrangements (collectively, the “Cash Management Arrangements” and, together with the Hedging Arrangements, the “Secured Agreements”), will be unconditionally guaranteed jointly and severally on a senior secured basis (the “First Lien Guarantees”) by Holdings and each existing and subsequently acquired or organized wholly-owned material U.S. domestic subsidiary of the Borrower (other than Excluded Subsidiaries), subject to the Documentation Principles (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors” and the Guarantors together with the Borrower, the “Loan Parties”); provided, that any such guarantees will not be required to the extent it would result in material adverse tax consequences to Holdings, the Borrower or any of its restricted subsidiaries as reasonably determined by the Borrower (in good faith in consultation with the Administrative Agent) or if prohibited or restricted by applicable law, rule or regulation or binding contractual obligation, including any requirement to obtain any consent, approval, license or authorization of any governmental authority or third party (other than a Loan Party or a restricted subsidiary).  Secured Agreements may be entered into with (a) any Person identified by the Borrower on the Closing Date, (b) any Person whose long-term senior unsecured debt rating is A/A2 by S&P or Moody’s or is a Regulated Entity or (c) any Person that is the Administrative Agent, a Lender or any affiliate of the Administrative Agent or a Lender, either on the Closing Date, the date of acquisition of the applicable Loan Party (or restricted subsidiary) or the date falling no later than 45 days after the date of such arrangements.  Obligations under Secured Agreements will be pari passu in right of payment with the other Obligations, and treatment thereof in any waterfall provisions shall be consistent with the Documentation Principles.  Entities with respect to which the Borrower, directly or indirectly, owns 50% or less of the voting equity interests will not be subsidiaries of the Borrower.  Neither the Target nor any of its subsidiaries will be Loan Parties prior to the consummation of the Acquisition and the initial funding of the First Lien Facilities on the Closing Date.

“Regulated Entity” means (a) any swap dealer registered with the U.S. Commodity Futures Trading Commission or security-based swap dealer registered with the U.S. Securities and Exchange Commission, as applicable; or (b) any commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 C.F.R. part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

17
Project Spark – Exhibit B

Security:
Subject to the Certain Funds Provisions, obligations of the Loan Parties in respect of the Initial First Lien Facilities, the related First Lien Guarantees and the Secured Agreements will be secured jointly and severally on a first priority basis (subject to Permitted Liens) by the following property of the Loan Parties, wherever located, now owned or hereafter acquired, and subject to exclusions from Collateral (based on, for example, materiality thresholds) consistent with the Documentation Principles (collectively, the “Collateral”):

(a)        substantially all of the personal property of the Loan Parties consisting of accounts, goods (including inventory and equipment), documents, instruments, investment property, chattel paper, letters of credit, letter-of-credit rights, commercial tort claims and general intangibles (including intellectual property), as each such term is defined under Article 9 of the UCC;

(b)          real property of the Loan Parties consisting of Material Real Property; and

(c)          proceeds and products of the property and assets described in clauses (a) and (b) above.

Notwithstanding anything to the contrary, the Collateral will exclude Excluded Assets (defined consistent with the Documentation Principles).

18
Project Spark – Exhibit B

Notwithstanding anything to the contrary set forth above, the Loan Parties will not be required, nor will the Administrative Agent be authorized, (a) to perfect security interests in the Collateral other than by (i) “all asset” filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s) and mortgage filings in the applicable real estate records with respect to Material Real Property; (ii) filings in (A) the United States Patent and Trademark Office with respect to any U.S. registered patents and trademarks and (B) the United States Copyright Office of the Library of Congress with respect to material copyright registrations, in the case of each of (A) and (B), constituting Collateral; (iii) mortgages in respect of Material Real Property; and (iv) delivery to the Administrative Agent or Collateral Agent (or a bailee or other agent of the Administrative Agent or Collateral Agent) to be held in its possession of all Collateral consisting of (A) certificates representing Pledged Equity and (B) promissory notes and other instruments constituting Collateral, in each case, in the manner provided in the Collateral Documents; provided that any promissory note or instrument having an aggregate principal amount less than an amount equal to the greater of 20.0% of Closing Date EBITDA and 20.0% of TTM Consolidated Adjusted EBITDA need not be delivered to the Collateral Agent; (b) to enter into any control agreement, lockbox or similar arrangement with respect to any deposit account, securities account, commodities account or other bank account, or otherwise take or perfect a security interest with control (other than as set forth in clause (a)(iv) above with respect to certificates, promissory notes and instruments); (c) to take any action (i) outside of the United States with respect to any assets located outside of the United States, (ii) in any non-U.S. jurisdiction or (iii) required by the laws of any non-U.S. jurisdiction to create, perfect or maintain any security interest or otherwise; (d) if any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, to provide a Mortgage on such property that secures an amount in excess of the fair market value of such property at the time such Mortgage is provided; or (e) to take any action with respect to perfecting a Lien with respect to letters of credit, letter of credit rights, commercial tort claims, chattel paper or assets subject to a certificate of title or similar statute (in each case, other than the filing of customary “all asset” UCC-1 financing statements) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters.  The Borrower will be required to give the Collateral Agent notice within twenty calendar days after such event (or such later date as the Collateral Agent may agree in its reasonable discretion) of certain changes to the name, identity, jurisdiction or type of organization or location (within the meaning of the UCC) of a Loan Party.  The First Lien Loan Documents will provide that “fair market value” will be determined by the Borrower in good faith (and if (a) supported by an opinion of a reputable valuation or investment banking firm, (b) supported by resolution of the board of directors of the Borrower or (c) fully disclosed in writing (in reasonable detail) to the Administrative Agent and the Lenders, and neither the Administrative Agent nor the Required Lenders have objected to such determination within ten Business Days of such disclosure, then such determination shall be conclusive).  The provisions of this paragraph will be subject to the Certain Funds Provisions.

Notwithstanding the foregoing, assets will be excluded from the Collateral in circumstances where the cost or other consequence of obtaining, perfecting or maintaining a security interest in such assets exceeds the fair market value thereof or the practical benefit to the Lenders afforded (or proposed to be afforded) thereby as reasonably agreed by the Borrower and the Administrative Agent.

19
Project Spark – Exhibit B

Liens on assets that are transferred to a Person that is not (and is not required to be) a Loan Party, liens on any Excluded Asset and liens on any assets held by an Excluded Subsidiary (or any Person that becomes an Excluded Subsidiary) shall be automatically released; provided that there shall be no release of a Guarantor as a result of becoming an Excluded Subsidiary due to no longer being a wholly owned subsidiary of a Loan Party unless (x)(1) such Guarantor became a subsidiary that is not a wholly owned subsidiary of a Loan Party pursuant to (i) a transaction or a series of transactions that are or were permitted (or not prohibited) by the Loan Documents and (ii) for a bona fide legitimate business purpose of the Borrower and its Subsidiaries (as determined by the Borrower in good faith), (2) no Event of Default has occurred and is continuing, and (3) after giving pro forma effect to such releases and the consummation of the transaction or transactions that caused such Guarantor to become a Subsidiary that is not a wholly owned subsidiary of a Loan Party, the Borrower (i) would have been able to make an Investment in an amount equal to the fair market value of the equity of such non-wholly owned subsidiary held by the Borrower or its restricted subsidiaries following such transaction or transactions and (ii) shall be automatically and immediately deemed to have made an Investment in such restricted subsidiary on the date of such release in an  amount equal to the portion of the fair market value of the Borrower’s retained ownership in such restricted subsidiary or (y) such Guarantor becomes a non-wholly owned subsidiary of a Loan Party as a result of a transfer of its equity interests to any Person that is a non-affiliated third party for a bona fide business purpose.  Upon receipt of an officer’s certificate of the Borrower certifying that such release has occurred or will occur upon consummation of any transaction or event, the Administrative Agent shall execute and deliver such acknowledgments and releases as the Borrower may request in connection with any such release, which shall be conditional upon the occurrence of such transaction or event, if applicable.  The Administrative Agent shall be entitled to and shall rely exclusively on such officer’s certificate.

Mandatory Prepayments:	The Initial Term Loans will be subject to only the following mandatory prepayments:

• Excess Cash Flow:
Within five Business Days after the date on which audited financial statements are (or are required to be) delivered to the Administrative Agent pursuant to the terms of the First Lien Loan Documents, the Borrower will make a mandatory prepayment of Initial Term Loans in an amount equal to 50% (with step‑downs to 25% and 0% based on achieving reductions to the Closing Date First Lien Net Leverage Ratio of 0.50x and 1.00x, respectively) of its annual Excess Cash Flow for the preceding year, commencing with the first full fiscal year ending after the Closing Date.  The amount of Excess Cash Flow prepayments required for any fiscal year will be reduced on a dollar-for-dollar basis by the amount of:

•        prepayments of First Lien Term Loans and any other term loans that are Pari Passu Lien Debt (including (A) cash payments “yank-a-bank” and similar provisions (to the extent the applicable debt is retired) and (B) prepayments of loans and participations held by Disqualified Lenders) to the extent such payments were not financed with the proceeds of Funded Debt;

20
Project Spark – Exhibit B

•        payments and prepayments of Revolving Loans and any other revolving facility, in each case, accompanied by a corresponding permanent reduction in commitments to the extent such payments were not financed with the proceeds of Funded Debt;

•        voluntary prepayments of Junior Lien Debt; voluntary prepayments of Indebtedness of the Borrower or a Restricted Subsidiary that is unsecured or secured by Liens on assets that are not Collateral to the extent the Borrower elects not to have such amounts reduce Excess Cash Flow, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period to the extent not financed with the proceeds of Funded Debt;

•         (A) to the extent the Borrower elects not to have such amounts reduce Excess Cash Flow, the amount of Permitted Investments, including acquisition transactions (in each case, including costs and expenses related thereto), made during such period to the extent not financed with the proceeds of Funded Debt and (B) without duplication of amounts that reduced Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts, commitments, or binding purchase orders (to the extent not financed with the proceeds of Funded Debt, the “Contract Consideration”) entered into prior to or during such period or after such period and prior to the date the applicable Excess Cash Flow payment is required to be made, in each case, relating to Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), acquisitions of intellectual property to be consummated or Capital Expenditures, that in each case, are committed to be made within the twelve month period following the end of such period; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), acquisitions of intellectual property or Capital Expenditures during any period is less than the Contract Consideration that reduced Excess Cash Flow for the prior period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for such period; and

•         to the extent the Borrower elects not to have such amounts reduce Excess Cash Flow, the amount of certain Restricted Payments to be agreed upon actually paid (and permitted to be paid) during such period (excluding Restricted Payments received by a Loan Party) to the extent such Restricted Payments were not financed with the proceeds of Funded Debt;

21
Project Spark – Exhibit B

The prepayments and repayments described above through debt buybacks or below-par repurchases shall reduce the Excess Cash Flow payment amount in an amount equal to the discounted amount actually paid in cash in respect of such below-par repurchase.   With respect to the Excess Cash Flow percentage above, the First Lien Net Leverage Ratio may, at the election of the Borrower, be calculated to give pro forma effect to all such prepayments, amounts and expenditures that are made after the end of the applicable fiscal year but prior to the making of such Excess Cash Flow prepayment.

No Excess Cash Flow prepayments will be required if the amount of such payment would be equal to or less than the greater of 15.0% of Closing Date EBITDA and 15.0% of TTM Consolidated Adjusted EBITDA and only amounts in excess of such minimum will be subject to repayment.  If any such payment, calculated in accordance with the credit agreement, is less than $0, the amount by which such payment is less than zero shall be carried forward to succeeding fiscal years to be deducted from the amount required to be prepaid in subsequent periods.

• Asset Sales; Casualty Events:
If the Borrower or any Loan Party disposes of any of its assets or property pursuant to the General Asset Sale Basket (other than in the ordinary course of business (as determined by the Borrower in good faith)) or a Casualty Event occurs with respect to any such assets or property, which in either case, results in the receipt by the Borrower or such Loan Party of Net Cash Proceeds (to be defined in a manner consistent with the Identified Precedent, subject to the Documentation Principles) (including insurance and condemnation proceeds), the Borrower will make a mandatory prepayment of Initial Term Loans in an amount equal to 100% of such Net Cash Proceeds (subject to step-downs to 50% and 0% based on achieving reductions to the First Lien Net Leverage Ratio of 0.50x and 1.00x inside the Closing Date First Lien Net Leverage Ratio (the “Asset Sale Step Downs”)).  Subject to the below provisions of this paragraph, such prepayment will be required within ten Business Days of the receipt by the Borrower or such Loan Party of Net Cash Proceeds in excess of the greater of 15.0% of Closing Date EBITDA and 15.0% of TTM Consolidated Adjusted EBITDA for any such transaction or series of related transactions, or in excess of the greater of 25.0% of Closing Date EBITDA and 25.0% of TTM Consolidated Adjusted EBITDA cumulatively in any given calendar year; and only amounts in excess of such minimum thresholds shall be required to be swept.  Such requirement to prepay will be subject to exceptions consistent with the Documentation Principles, including for ordinary course dispositions, dispositions of obsolete or worn-out property and property no longer used or useful in the business.  The Borrower may (in lieu of making a prepayment pursuant to the foregoing provisions) elect to reinvest or commit to reinvest an amount equal to all or any portion of such Net Cash Proceeds in the business of the Borrower and its restricted subsidiaries within eighteen months of receipt thereof and, if so committed to be reinvested, such amount shall be reinvested no later than one hundred eighty days after the end of such eighteen-month period.

22
Project Spark – Exhibit B

• Indebtedness:
The Borrower will make a mandatory prepayment of Initial Term Loans in an amount equal to 100% of the net cash proceeds of issuances of debt obligations of the Borrower and its restricted subsidiaries after the Closing Date (excluding debt obligations permitted under the First Lien Loan Documents but including Refinancing Facilities).

Mandatory prepayments described above next to “Excess Cash Flow” and “Asset Sales; Casualty Events” will be subject to limitations no less favorable than those set forth in the Identified Precedent consistent with the Documentation Principles to the extent required to be made from cash at non-U.S. subsidiaries, the repatriation of which would result in material adverse tax consequences (as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent) or would be prohibited or restricted by applicable law.  Each Initial Term Loan Lender will have the right to reject its pro rata share of any mandatory prepayment, in which case the amounts so rejected will be retained by the Borrower (with no obligation to repay such loans in the future).

The above described mandatory prepayments will be applied on a pro rata basis to the Initial Term Loans and to any other First Lien Term Facility that is secured by liens which are pari passu with the liens securing the Initial Term Loans and require such a prepayment (or a less than pro rata basis) and to the installments thereof as directed by the Borrower (or, absent such direction, in direct order of maturity of the remaining installments under the Initial Term Loans and any such Incremental Term Facility).  A ratable portion of any mandatory prepayments described above next to “Excess Cash Flow” and “Asset Sales; Casualty Events” may be applied to prepay or offer to purchase Pari Passu Lien Debt and other secured debt, if required under the terms of such debt.

Voluntary Prepayments/Reductions in Commitments:
Voluntary prepayments of Initial Term Loans will be permitted at any time, without premium or penalty (other than any applicable Repricing Premium referred to below), subject to reimbursement of the Lenders’ redeployment costs actually incurred in the case of a prepayment of benchmark (i.e., SOFR) borrowings other than on the last day of the relevant interest period.  Voluntary reductions of the unutilized portion of the Revolving Facility will be permitted at any time, without premium or penalty.

All voluntary prepayments of Initial Term Loans shall be applied as directed by the Borrower (and absent such direction, in direct order of maturity).

23
Project Spark – Exhibit B

Repricing Premium:
In the event of a Repricing Event with respect to all or any portion of the Initial Term Loans prior to the 6 month anniversary of the Closing Date, the Borrower will pay a prepayment premium of 1.00% (the “Repricing Premium”) on the principal amount of the Initial Term Loans prepaid, repaid or refinanced or, in the case of any amendment, the principal amount of the Initial Term Loans subject to such amendment or subject to a mandatory assignment pursuant to the “yank a bank” provisions in connection with such amendment.

Conditions Precedent to Initial Borrowing on the Closing Date:	Limited to the Financing Conditions and subject to the Certain Funds Provisions.

Conditions Precedent to Each Borrowing after the Closing Date:
Except as set forth above under the sections titled “First Lien Delayed Draw Term Facility” and “Incremental Facilities,” the making of each extension of credit after the Closing Date will be conditioned upon, subject to LCT Election rights, (a) the accuracy of representations and warranties in all material respects; provided, that any such representation that is qualified as to “materiality” or “Material Adverse Effect” shall be accurate in all respects, (b) the absence of Defaults and Events of Default under the First Lien Facilities at the time of, and immediately after giving effect to the making of such extension of credit and the use of proceeds thereof and (c) the delivery of a customary borrowing request.

Representations and Warranties:
Subject to the Certain Funds Provisions and limited to the following (to be applicable to the Borrower and, with respect to the passive holding company representation, Holdings and in certain limited cases, the Borrower’s restricted subsidiaries and as qualified by disclosure schedules to be delivered by the Borrower on the Closing Date containing information necessary to make such representations and warranties accurate and complete on the Closing Date): Existence, Qualification and Power; Compliance with Laws; Authorization; No Contravention; Governmental Authorization; Binding Effect; Financial Statements delivered pursuant to the Acquisition Agreement; No Material Adverse Effect; Litigation; Labor Matters; Ownership of Property; Liens; Environmental Matters; Taxes; ERISA Compliance; Subsidiaries; Margin Regulations; Investment Company Act; Disclosure; Intellectual Property; Licenses, Etc.; Solvency; USA PATRIOT Act and Beneficial Ownership Regulation, FCPA and OFAC; Collateral Documents; and Use of Proceeds.

Affirmative Covenants:
Limited to the following (to be applicable to the Borrower and its restricted subsidiaries, subject to those exceptions, baskets and qualifications contained on Annex II to this Term Sheet and in the Identified Precedent and subject to the Documentation Principles):

•    Financial Statements: Consisting of delivery of annual audited financial statements (commencing with fiscal year ended December 31, 2026), unaudited quarterly financial statements, and annual budget,

24
Project Spark – Exhibit B

•    Certificates; Other Information: Consisting of delivery of compliance certificates; certain SEC filings; certain information regarding Collateral, and other information the Agent may reasonably request regarding the operations of the Loan Parties or in order to comply with applicable “know your customer” and anti-money laundering rules and regulations.

•      Notices: Consisting of notices of continuing defaults and events of default under the First Lien Loan Documents and other events that have resulted in or are reasonably expected to result in a Material Adverse Effect.

•      Payment of Certain Taxes.

•      Preservation of Existence, Etc.

•      Maintenance of Properties.

•      Maintenance of Insurance.

•    Compliance with Laws (including compliance with USA PATRIOT Act, Beneficial Ownership Regulation, FCPA, OFAC, sanctions, U.K. Bribery Act of 2010 and other applicable anti-terrorism, anti-corruption and anti-money laundering laws).

•      Books and Records.

•      Inspection Rights.

•    Covenant to Guarantee Obligations and Give Security, requiring certain customary actions with respect to guarantees and additional collateral within ninety days of the occurrence of certain triggering events (or such longer period as may be agreed by the Administrative Agent).

•      Further Assurances.

•      Designation of Subsidiaries.

•      Maintenance of Ratings (but not a specific Rating).

•      Post-Closing Matters.

•      Use of Proceeds.

•      Change in Nature of Business.

Negative Covenants:
Limited to the following (to be applicable to the Borrower and its restricted subsidiaries, subject to those exceptions, baskets and qualifications contained on Annex II to this Term Sheet and in the Identified Precedent and subject to the Documentation Principles):

•      Liens: restricting the incurrence of liens securing Indebtedness.

25
Project Spark – Exhibit B

•     Investments: restricting the making of Investments, which shall contain a basket permitting Investments in the form of loans made to reciprocal insurance exchanges for which the applicable Restricted Subsidiary owns the majority stake in the applicable “attorney-in-fact”, to the extent entered into in the ordinary course of business.

•      Indebtedness: restricting the incurrence of Indebtedness.

•      Fundamental Changes: restricting certain mergers, liquidations and amalgamations.

•      Dispositions: restricting Dispositions.

•      Restricted Payments: restricting certain distributions in respect of the Borrower's equity.

•     Transactions with Affiliates: restricting transactions between Loan Parties and restricted subsidiaries, on the one hand, and their Affiliates, on the other hand.

•      Negative Pledge: restricting the ability of a Loan Party to agree to restrictions on its ability to grant Liens securing the First Lien Facilities and restricting the ability of a restricted subsidiary that is not a Loan Party to agree to contractual restrictions on its ability to make distributions in respect of its equity.

•    Junior Financing: restricting the ability of a Loan Party to make certain prepayments of Junior Financing and restricting modifications to Junior Financing documents in a manner materially adverse to the Lenders (taken as a whole).

•     Passive Holding Company: restricting Holdings from engaging in any active trade or business other than through the Borrower and its subsidiaries.

•      Changes in Fiscal Year: restricting changes in the fiscal year.

Dollar baskets will include a growing concept based on TTM Consolidated Adjusted EBITDA.  The general basket for restricted payments may alternatively be used for investments and/or prepayments of Junior Financing, the general basket for prepayments of Junior Financing may alternatively be used for investments and the general basket for investments may alternatively be used to make prepayments of Junior Financing.  The Borrower will be permitted to reclassify its debt and liens (other than debt under and liens securing the First Lien Facilities), investments, restricted payments and payments of Junior Financing among baskets within each covenant without limitation.

26
Project Spark – Exhibit B

Compliance with a negative covenant in the First Lien Loan Documents may be permitted in part by one basket or exception (including the Fixed Amount and Ratio Amount) and in part by another, in the Borrower’s discretion, and the Borrower may designate and redesignate (on or after any applicable date) the baskets or exceptions available to it on such date (or any later date) upon which compliance is based. Unless the Borrower elects otherwise, compliance will be deemed to be first pursuant to a basket or exception based on a financial ratio (to the maximum extent permitted by such basket or exception) prior to being determined to be pursuant to any other basket or exception, including those based on a fixed dollar amount.

The First Lien Loan Documents will contain “limited condition transaction” provisions consistent with the Identified Precedent.  Indebtedness under revolving, delayed draw and other committed facilities may be incurred from time to time if the full amount of such facility was permitted to be incurred under any ratio basket on the date commitments with respect to such facilities were obtained (and compliance will not need to be tested on any subsequent date).

“Junior Financing” shall mean any Indebtedness that is contractually subordinated in right of payment to the Obligations expressly by its terms or pursuant to a written subordination agreement.

Financial Covenant:
First Lien Term Facility: None.

Revolving Facility: Limited to a maximum springing First Lien Net Leverage Ratio (the “Financial Covenant”) of the Borrower and its restricted subsidiaries.  The Financial Covenant level (the “Financial Ratio”) will be fixed at a level equal to the greater of (i) 9.75 to 1.00 and (ii) an amount that reflects a 40% non-cumulative cushion to Closing Date EBITDA with committed amounts under the Revolving Facility assumed to be 40.0% drawn (and not giving effect to any cash netting), and the Financial Ratio shall not have step-downs.  The Financial Ratio will be adjusted to give effect to any Flex Increase and the exercise of any applicable market flex provisions of the Fee Letter (if any).

Compliance with the Financial Covenant will be tested quarterly for the four most recently completed fiscal quarters with respect to the Borrower and its restricted subsidiaries, on a consolidated basis, beginning on the last day of the second full fiscal quarter following the Closing Date; provided, that notwithstanding anything herein to the contrary the Financial Covenant will be tested only on the last day of an applicable fiscal quarter if the aggregate outstanding principal amount of Revolving Loans on such last day of the fiscal quarter (but excluding the following amounts of Revolving Loans: Revolving Loans incurred to finance the Transactions, Revolving Loans incurred to finance any exercise of market “flex” rights, undrawn amounts under any Letters of Credit, reimbursed, backstopped or cash collateralized Letters of Credit and, for the first four fiscal quarters ended after the Closing Date, Revolving Loans incurred on the Closing Date (without duplication of any other exclusions)) exceeds (or exceeded) 40.0% of the then outstanding commitments in respect of the Revolving Facility on such date (the “Testing Condition”).  No other Facility will have the benefit of, or any rights with respect to, the Financial Covenant.

27
Project Spark – Exhibit B

The First Lien Loan Documents will contain customary “cure rights” consistent with the Identified Precedent pursuant to which proceeds of cash common equity or preferred equity (on terms reasonably acceptable to the Administrative Agent) contributions and the proceeds of any issuance by the Borrower of its common equity interests (or preferred equity on terms reasonably acceptable to the Administrative Agent) received after the first day of the applicable test period and on or prior to the day that is fifteen Business Days after the day on which the applicable financial statements are required to be delivered may be included in the calculation of Consolidated Adjusted EBITDA solely for the purposes of determining compliance with the Financial Covenant.  There shall be no requirement to prepay any indebtedness with such cure amount. The size of any cure amount will be no greater than the amount required to be in compliance with the Financial Covenant.  The Borrower may cure the Financial Covenant no more than five times over the life of the Revolving Facility and no more than two times in any four-quarter period.

Unrestricted Subsidiaries:
The Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary; provided that, no Event of Default exists at the time of such designation.  For the avoidance of doubt, any such designation shall in no event be subject to any leverage or covenant compliance test.

The designation of any unrestricted subsidiary as a restricted subsidiary will be deemed to be an incurrence at the time of such designation of indebtedness of such subsidiary or of liens on the assets of such subsidiary, in each case, outstanding on the date of such designation.
The designation of any subsidiary as an unrestricted subsidiary will constitute an investment in an amount equal to the fair market value of the subsidiary designated for purposes of the investments negative covenant.  Unrestricted subsidiaries will not be subject to the representations and warranties, covenants or events of default of the First Lien Loan Documents, the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining any financial ratio or covenant contained in the First Lien Loan Documents and any cash or cash equivalents of any unrestricted subsidiary will not be taken into account for purposes of any net debt test under the First Lien Loan Documents.

Notwithstanding anything to the contrary herein, unless for a bona fide legitimate business purpose of the Borrower and its Subsidiaries (as determined by the Borrower in good faith) (x) none of Holdings, the Borrower nor any of its Restricted Subsidiaries shall, directly or indirectly, contribute, dispose of or otherwise transfer (by way of Investment, Restricted Payment, Disposition or designation) legal title to, or license on an exclusive basis, any Material Intellectual Property in or to any Unrestricted Subsidiary and (y) no Unrestricted Subsidiary may, at any time, own, exclusively license any or have any exclusive rights to any Material Intellectual Property.

28
Project Spark – Exhibit B

“Material Intellectual Property” shall mean Intellectual Property owned by the Borrower or any of the other Loan Parties that is material to the business of the Borrower and the Restricted Subsidiaries, taken as a whole.

Events of Default:
Limited to the following (subject to those exceptions, baskets and qualifications contained on Annex II to this Term Sheet and in the Identified Precedent and subject to the Documentation Principles):

•      nonpayment of principal, interest and fees;

•    failure to perform negative covenants, the Financial Covenant (solely with respect to the Initial Revolving Facility), the affirmative covenants to provide notice of default and  maintain the Borrower’s corporate existence;

•     failure to perform other covenants subject to a 30-day cure period after the date on which written notice of default from the Administrative Agent is received;

•      any Specified Representation made on the Closing Date is incorrect in any material respect when made, and any representation or warranty made after the Closing Date is incorrect in any material respect when made, in each case, subject to a 30-day cure period to the extent curable;

•      cross-default to continuing defaults under Material Indebtedness of a Loan Party in excess of the Threshold Amount;

•      bankruptcy and similar proceedings of a Loan Party;

•     material monetary judgment defaults in excess of the Threshold Amount against a Loan Party (to the extent not covered by insurance or other indemnity);

•      invalidity of the First Lien Loan Documents (including any Collateral Documents and Guarantees);

•      ERISA Events (subject to a Material Adverse Effect qualifier); and

•      Change of Control; provided that it is understood that the definition of “Co-Investor” in the Identified Precedent shall be replaced and the meaning of “Co-Investor” in the Facilities Documentation shall be DFO Private Investments, L.P. and its affiliates (excluding any portfolio company thereof) (and shall not include, for the avoidance of doubt, any other Investor).

29
Project Spark – Exhibit B

Notwithstanding the foregoing, (i) only Revolving Lenders holding at least a majority of the Revolving Loan commitments and Revolving Loans then outstanding (the “Required Revolving Lenders”) will have the ability to amend the Financial Covenant, waive a breach of the Financial Covenant or accelerate the Revolving Facility upon a breach of the Financial Covenant and (ii) a breach of the Financial Covenant will not constitute an Event of Default with respect to any First Lien Term Facility or trigger a cross-default under any First Lien Term Facility until the date on which the Revolving Loans (if any) have been accelerated and the Revolving Loan commitments have been terminated, in each case, by the Required Revolving Lenders in accordance with the terms of the Revolving Facility.  Defaults and Events of Default may not relate to actions taken and fully disclosed if more than two years have passed since disclosure.

Voting:
Amendments and waivers of the First Lien Loan Documents will require the approval of one or more Lenders (the “Required Lenders”) holding more than 50% of the aggregate amount of loans and commitments under the First Lien Facilities, except that: (a) the consent of each Lender directly and adversely affected thereby will be required with respect to (i) increases in commitments of such Lender, (ii) reductions of principal, interest (other than default interest) or fees (it being understood and agreed that the waiver of any mandatory prepayment, default interest, default or event of default will only require the consent of the Required Lenders), (iii) extensions of scheduled amortization, date of payment of interest or any fee or final maturity, and (iv) changes in the “waterfall” and “pro rata sharing” provisions; (b) the consent of 100% of the Lenders will be required with respect to amendments that effect (i) changes in voting thresholds and (ii) releases of liens on all or substantially all of the Collateral or all or substantially all of the aggregate value of the Guarantees, or subordination of any obligations under the First Lien Facilities (except in connection with debtor-in-possession financing and financings offered on a pro rata basis to all Lenders, which, in each case, shall be bona fide offers open for at least five (5) Business Days to fund or otherwise acquire such indebtedness on the same terms and economics offered to any other participating Lender (with customary carve-outs for backstop and similar fees)); and (c) the consent of the Administrative Agent, the Swingline Lender and the Issuing Bank will be required to amend, modify or otherwise affect the rights and duties of the Administrative Agent, the Swingline Lender and such Issuing Bank, as the case may be.

30
Project Spark – Exhibit B

Notwithstanding the foregoing, (i) the consent of only the Required Revolving Lenders will be required to waive the Financial Covenant (or any component definition thereof to the extent applicable thereto) and not the consent of any other Lender (including, for the avoidance of doubt, the Required Lenders) and (ii) amendments and waivers that primarily affect only the Lenders under a particular facility or tranche (including waiver of conditions to borrowing under the Revolving Facility) as determined by the Borrower in good faith will require only the consent of Lenders holding more than 50% of the aggregate commitments and loans under such facility or tranche, as applicable.

The First Lien Loan Documents will contain provisions for replacing (a) non‑consenting Lenders in connection with amendments and waivers requiring the consent of all relevant Lenders or of all relevant Lenders adversely affected thereby so long as relevant Lenders holding more than 50% of the aggregate amount of the loans and commitments under the relevant First Lien Facilities have consented thereto, (b) Lenders that make a claim for increased costs, taxes, etc. and (c) any Lender that is or becomes a Defaulting Lender, Disqualified Lender or net short lender, in the case of clauses (a) and (b), subject to the Repricing Premium with respect to the Initial Term Loans.

The First Lien Loan Documents will contain “amend and extend” and “refinancing” provisions (on terms consistent with the Documentation Principles) pursuant to which the Borrower may refinance or extend commitments and/or outstandings pursuant to one or more tranches with only the consent of the respective extending or refinancing lenders; it being understood that all Lenders under the applicable tranche or tranches that are being extended or refinanced shall have the opportunity to participate in such extension or refinancing on the same terms and conditions as the other lenders; provided, that it is understood that no existing Lender will have any obligation to commit to any such extension or refinancing.

Yield Protection and Increased Costs:
Consistent with the Documentation Principles, including customary tax gross‑up provisions and customary protections for increased costs imposed as a result of the Dodd-Frank Act or Basel III.  For the avoidance of doubt, there shall be no gross up for taxes imposed under FATCA.

Defaulting Lenders:	Consistent with the Documentation Principles. At the Borrower’s option, the Borrower may prepay the loans and/or terminate the commitments of any defaulting lender without penalty or premium.

31
Project Spark – Exhibit B

Assignments and Participations:
The Lenders will be permitted to assign loans and commitments (other than to natural persons, Disqualified Lenders or Lenders who have become Disqualified Lenders) with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) (unless a Specified Event of Default has occurred and is continuing and except in the case of an assignment of Loans and/or commitments to a Lender or an Affiliate of a Lender), the Administrative Agent, and in the case of any assignment of a Revolving Loan commitment, the Swingline Lender and each Issuing Bank, in each case, such consent not to be unreasonably withheld or delayed.  The Borrower will be deemed to have consented if it has not responded within 10 business days after written request for consent to an assignment of First Lien Term Loans.  Each assignment (except to other Lenders or their affiliates or approved funds) will be in a minimum amount of $1.0 million in the case of the First Lien Term Facility and $2.5 million in the case of the Revolving Facility.  The Administrative Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each assignment. The Administrative Agent will advise any Lender whether a proposed assignee or participant of Loans is a Disqualified Lender upon request by such Lender.

Assignments of Loans (including under Incremental Facilities) to a Sponsor and its Affiliates (other than Holdings and its restricted subsidiaries) (each, an “Affiliated Lender”) will be permitted (a) on a non-pro rata basis through open-market purchases or bi-lateral arrangements and/or (b) through Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures, subject to the following limitations:

(a)        for purposes of any amendment, waiver or modification of the First Lien Loan Documents that does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in its capacity as such in any material respect as compared to other Lenders and for purposes of any bankruptcy plan of reorganization, Affiliated Lenders will be deemed to have voted in the same proportion as non-affiliated Lenders voting on such matter;

(b)        Affiliated Lenders will not be permitted to attend/participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, or to receive information provided solely to the Lenders or to receive the advice of counsel to the Administrative Agent or the Lenders, nor may Affiliated Lenders challenge the attorney-client privilege between the Administrative Agent and counsel to the Administrative Agent or between the Lenders and counsel to the Lenders;

(c)         First Lien Term Loans owned or held by the Affiliated Lenders (that are not Affiliated Debt Funds) must not, in the aggregate for all such persons, exceed 25% of the aggregate amount of First Lien Term Loans outstanding at the time of assignment or purchase; and

32
Project Spark – Exhibit B

(d)          Affiliated Lenders may not purchase commitments or loans under the Revolving Facility.

provided, that an Affiliated Debt Fund will not be subject to the foregoing limitations described in clauses (a) through (d) above; provided, further, that all loans held by Affiliated Debt Funds may not account for more than 49.9% of the loans of consenting Lenders included in determining whether Required Lenders have consented to any amendment, modification, waiver or any other action with respect to any of the terms of, or otherwise have acted in any manner with respect to, the First Lien Loan Documents.

In addition, the First Lien Loan Documents will provide that assignments of loans under the First Lien Term Facility to Holdings or any of its subsidiaries will be permitted (a) on a non-pro rata basis through open-market purchases or bilateral arrangements and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures, in each case so long as (i) no event of default has occurred and is continuing or would result after giving effect to any such assignment pursuant to clause (b); (ii) the loans purchased are cancelled; and (iii) no proceeds from any loan under the Revolving Facility shall be used to purchase First Lien Term Loans.

The Lenders will be permitted to participate loans and commitments to other people (except Disqualified Lenders) without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Person.  Voting rights of participants will be limited to matters in respect of (a) increases in commitments participated to such participant, (b) reductions of principal, interest (other than default interest) or fees (it being understood and agreed that the waiver of any mandatory prepayment, default interest, default or event of default will not require the consent of the participant), (c) extensions of scheduled amortization, date of payment of interest and any fee or final maturity and (d) releases of liens on all or substantially all of the Collateral or all or substantially all of the aggregate value of the Guarantees.

Notwithstanding the foregoing, in no event will the Administrative Agent be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Lenders.  Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (b) have any liability with respect to or arising out of any assignment or participation of commitments or loans, or disclosure of confidential information, to any Disqualified Lender.

33
Project Spark – Exhibit B

Expenses and Indemnification:
The Borrower shall pay (a) all reasonable, documented and invoiced out‑of‑pocket expenses of the Administrative Agent, the Lead Arrangers, the Swingline Lender and the Issuing Bank associated with the syndication of the First Lien Term Facilities and the preparation, execution, delivery and administration of the First Lien Loan Documents and any amendment or waiver with respect thereto, provided that the Closing Date occurs, and (b) all reasonable and documented or invoiced out‑of‑pocket expenses of the Administrative Agent, the Swingline Lender and the Issuing Bank and the Revolving Lenders in connection with the enforcement of the First Lien Loan Documents.

The Borrower will indemnify the Administrative Agent, the Lead Arrangers, the Swingline Lender, and the Issuing Bank and the Lenders and their respective affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all losses, claims, damages, costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to the First Lien Facilities, the use or proposed use of the proceeds thereof, the Transactions, the First Lien Loan Documents, any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto or whether such claim, litigation, or other proceeding is brought by a third party or by the Borrower or any of its affiliates, creditors or shareholders or any other person) that relate to the First Lien Loan Documents, provided, that no indemnified person will be indemnified for its gross negligence, willful misconduct, bad faith or material breach of the First Lien Loan Documents, as determined in a final, non‑appealable judgment of a court of competent jurisdiction.

Governing Law and Forum:	New York.

Counsel to Administrative Agent and Lead Arrangers:	Weil, Gotshal & Manges LLP.

34
Project Spark – Exhibit B

CONFIDENTIAL ANNEX I TO EXHIBIT B

Interest and Fees

Interest Rates:
The interest rates under the Initial First Lien Facilities will be as follows:

Initial First Lien Term Facility

At the option of the Borrower, the Applicable Benchmark plus the Applicable Rate, or Base Rate plus the Applicable Rate.

Revolving Facility:

At the option of the Borrower, the Applicable Benchmark plus the Applicable Rate, or Base Rate plus the Applicable Rate.

As used herein:

“Applicable Benchmark” means (a) with respect to the Initial Term Loans, Term SOFR, and (b) with respect to any Term Loans (other than the Initial Term Loans) or any Incremental Facility, as specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment; provided that if a Benchmark Transition Event has occurred with respect to an Applicable Benchmark for a Facility, then the “Applicable Benchmark” for such Facility means the applicable Benchmark Replacement if such Benchmark Replacement has replaced the Applicable Benchmark for such Facility pursuant to the terms of the Facilities Documentation.

“Benchmark Rate Loan” means a Loan that bears interest at an Applicable Benchmark.

“Term SOFR” means,

for any calculation with respect to a Benchmark Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable Interest Period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such Interest Period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such Interest Period was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

1
Project Spark – Exhibit B
Annex I

for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for an Interest Period of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided that, notwithstanding the foregoing, “Term SOFR” shall in no event be less than 0.00% per annum with respect to the First Lien Term Loans and the Revolving Facility.
For the avoidance of doubt, there is no “credit spread adjustment” or other adjustment to Term SOFR.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower).

“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR published by the Term SOFR Administrator.

Term SOFR borrowings may be made for interest periods of 1, 2, 3 or 6 (or, if agreed to by all applicable Lenders, 12) months or a shorter period as may be agreed, as selected by the Borrower.

“Base Rate” means, for any day, for any Loan or other Obligation, a fluctuating rate per annum equal to the highest of (a) the rate of interest last quoted by the Wall Street Journal as the “prime rate” in the United States, (b) the Federal Funds Rate plus 0.50% per annum and (c) the Applicable Benchmark for such Loan on such day for an Interest Period of one‑month; provided that, Base Rate will be no less than 1.00% per annum with respect to Initial Term Loans and 1.00% per annum with respect to the Initial Revolving Facility.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Applicable Rate” means with respect to the Initial Term Loans and Initial Revolving Loans, (i) 2.00% per annum, in the case of Base Rate Loans, and (ii) 3.00% per annum, in the case of Benchmark Rate Loans, in each case, subject to adjustment as specified in the following paragraph.

From and after the first full fiscal quarter completed after the Closing Date, the Applicable Rate for Initial Term Loans and Initial Revolving Loans will be adjusted based on First Lien Net Leverage Ratio as follows:

2
Project Spark – Exhibit B
Annex I

First Lien Net Leverage Ratio	Alternate Base Rate Spread	Benchmark Rate Spread
Greater than 0.5x inside Closing Date First Lien Net Leverage Ratio	2.00%	3.00%
Equal to or less than 0.5x inside Closing Date First Lien Net Leverage Ratio and greater than 1.0x inside Closing Date First Lien Net Leverage Ratio	1.75%	2.75%
Equal to or less than 1.0x inside Closing Date First Lien Net Leverage Ratio	1.50%	2.50%

Interest on loans and all fees will be payable in arrears on the basis of a 360‑day year (calculated on the basis of the actual number of days elapsed), provided, that interest on Base Rate Loans, when based on the rate of interest last quoted by the Wall Street Journal as the “prime rate” in the United States, will be payable in arrears on the basis of a 365‑day year (or a 366‑day year in a leap year), in each case calculated on the basis of the actual number of days elapsed.

Interest will be payable on Benchmark Rate Loans on the last day of the applicable interest period (and at the end of each three months, in the case of interest periods longer than three months) and upon prepayment, and on Base Rate Loans quarterly and upon prepayment.

Notwithstanding the foregoing, at all times following the consummation of a Qualifying IPO, the rates otherwise applicable pursuant to the preceding provisions shall be reduced by 0.25% per annum.

Default Rate:
Overdue amounts will bear interest at, with respect to principal, the applicable interest rate plus 2.00% per annum and, with respect to any other amount, the interest rate applicable to Base Rate Loans plus 2.00% per annum.

3
Project Spark – Exhibit B
Annex I

Letter of Credit Fees:
A per annum fee equal to the applicable spread over the Applicable Benchmark under the Revolving Facility in effect from time to time will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in U.S. Dollars in arrears at the end of each quarter and upon termination of the Revolving Facility.  Such fees will be distributed to the applicable Revolving Lenders pro rata in accordance with their commitments under the Revolving Facility. In addition, the Borrower shall pay to each Issuing Bank, for its own account, (a) a fronting fee to be agreed as between the Borrower and the applicable Issuing Bank (but not to exceed 12.5 bps) on the aggregate face amount of outstanding letters of credit, payable in U.S. Dollars in arrears at the end of each quarter and upon termination of the Revolving Facility and (b) the Issuing Bank’s customary issuance and administration fees.

Commitment Fee:
Initially, 0.50% per annum on the average daily unused portion of the Revolving Facility, payable in U.S. Dollars quarterly in arrears.

From and after the first full fiscal quarter completed after the Closing Date, the Commitment Fee will be adjusted quarterly based on the First Lien Net Leverage Ratio (on a pro forma basis) reflected in the Compliance Certificate as follows:

First Lien Net Leverage Ratio	Applicable Commitment Fee
Greater than 0.5x inside Closing Date First Lien Net Leverage Ratio	0.50%
Equal to or less than 0.5x inside Closing Date First Lien Net Leverage Ratio	0.375%

First Lien DDTL Facility Ticking Fee:
The Borrower will pay to First Lien DDTL Facility Lenders with unfunded commitments under the First Lien DDTL Facility a fee (the “First Lien Delayed Draw Ticking Fee”) payable in U.S. Dollars calculated in an amount equal to the average daily balance of the unfunded and outstanding First Lien Delayed Draw Commitments (to be defined in the First Lien Loan Documents), multiplied by a per annum rate (calculated on the basis of a 360-day year and actual days elapsed) equal to (a) for each day from the Closing Date through and including the 90th day after the Closing Date, 0.00%, (b) for each day from and after the 91st day after the Closing Date through and including the 180th day after the Closing Date, 50% of the Applicable Rate for Benchmark Rate Loans and (c) for each day from and after the 181st day after the Closing Date, 100% of the Applicable Rate for Benchmark Rate Loans.

Subject to the following sentence, the First Lien Delayed Draw Ticking Fee shall accrue on unfunded and outstanding First Lien Delayed Draw Commitments from and including the last day on which the First Lien DDTL Facility Ticking Fee was paid (or if no such payment date has yet occurred, from and including the Closing Date) and shall be due and payable in arrears after the Closing Date and on the First Lien Delayed Draw Termination Date.

The First Lien Delayed Draw Ticking Fee shall also be due and payable on (i) each Interest Payment Date applicable to Base Rate Loans (regardless of whether any Base Rate Loans are outstanding) and (ii) each date First Lien Delayed Draw Term Loans are funded, solely to the extent of the First Lien Delayed Draw Commitments funded on such date (and such payment shall not affect the accrual or timing of payment of the First Lien Delayed Draw Ticking Fee on the remaining unfunded and outstanding First Lien Delayed Draw Commitments pursuant to the foregoing sentence).

4
Project Spark – Exhibit B
Annex I

ANNEX II TO EXHIBIT B

Covenant-Basket Chart

	Basket/Threshold	Term
Reporting and Notice Provisions
1.	Audited financial statements (Section 6.01(a) of Identified Precedent)
•         Within one hundred and fifty days after the end of the fiscal year ending December 31, 2026
•         Within one hundred and twenty days after the end of the fiscal year ending December 31, 2027, and after the end of each subsequent fiscal year
•         Within one hundred and fifty days for the first fiscal year or after an Accounting Change
•         Acceptable “going concern” qualifications: those resulting from (a) financial covenant breach, (b) upcoming maturities, (c) performance of Persons that are not a Loan Party or Restricted Subsidiary and (d) Accounting Changes

2.	Unaudited quarterly financial statements
•        First three fiscal quarters of each fiscal year (commencing first full such fiscal quarter ended after the Closing Date)
•        Within sixty days after the end of each such quarter
•        Within seventy-five days after the end of the first three such fiscal quarters after the Closing Date or after an Accounting Change

3.	Budget; Projections	• Concurrently with audited financial statements • Only prior to a Qualifying IPO • Reflects projections for applicable fiscal year on a quarterly basis
4.	Compliance Certificate	Within five days after delivery of annual audits and quarterly financial statements, as applicable.
5.	MD&A, Lender Calls and Unrestricted Subsidiary Supplemental Financials	Not required
Liens Covenant
1.	Basket for Liens existing on the Closing Date	Need to be scheduled if securing obligations in excess of $25,000,000. Permits “Permitted Liens” as defined in the Acquisition Agreement, which do not need to be scheduled.
2.	Basket for Liens on assets of Non-Loan Parties securing debt incurred under the Non-Loan Party Debt Basket	The greater of 40.00% of Closing Date EBITDA and 40.00% of TTM Consolidated Adjusted EBITDA

1
Project Spark – Exhibit B
Annex II

	Basket/Threshold	Term
3.	General Basket – Liens	the greater of 100.00% of Closing Date EBITDA and 100.00% of TTM Consolidated Adjusted EBITDA, which may be pari passu with Liens securing First Lien Facilities
Indebtedness Covenant
1.	Basket for Indebtedness existing on the Closing Date	Needs to be scheduled, other than individual obligations less than $25,000,000
2.	Capitalized Lease Basket	In an amount to be agreed
3.	Letters of Credit Basket (i.e. letters of credit not issued under the LC Facility)	the greater of 15.00% of Closing Date EBITDA and 15.00% of TTM Consolidated Adjusted EBITDA
4.	Joint Venture Debt Basket	the greater of 35.00% of Closing Date EBITDA and 35.00% of TTM Consolidated Adjusted EBITDA
5.	Contribution Debt	150.00% of contributed equity
6.	Non-Loan Party Debt Basket	The greater of 40.0% of Closing Date EBITDA and 40.0% of TTM Consolidated Adjusted EBITDA
7.	General Basket – Debt (the “General Debt Basket”)	the greater of 100.00% of Closing Date EBITDA and 100.00% of TTM Consolidated Adjusted EBITDA
8.	Acquisition Assumed Indebtedness	To be subject to the same leverage levels (and flex) as ratios applicable to the Incremental Facilities
9.	Permitted Ratio Debt
To be subject to the same leverage levels (and flex) as ratios applicable to the Incremental Facilities, and subject to the Documentation Principles (other than the reference to Section 2.16(g)(v) set forth in the definition of “Permitted Ratio Debt” in the Identified Precedent)

Investments Covenant
1.	Restricted Subsidiaries Basket	No cap on Investments in Restricted Subsidiaries Applicable Condition: No Event of Default
2.	Unrestricted Subsidiaries Dedicated Basket	The greater of 30.0% of Closing Date EBITDA and 30.0% of TTM Consolidated Adjusted EBITDA

2
Project Spark – Exhibit B
Annex II

	Basket/Threshold	Term
3.	Basket for Investments existing on the Closing Date
Need to be scheduled if fair market value of such investment is in excess of $25,000,000

Investments permitted to be incurred and remain outstanding under the Acquisition Agreement do not need to be scheduled

4.	Permitted Acquisitions	No cap on acquisitions of restricted subsidiaries Applicable Condition: No Event of Default
5.	Investments in Similar Businesses	The greater of 30.0% of Closing Date EBITDA and 30.0% of TTM Consolidated Adjusted EBITDA
6.	Loans to Employees	The greater of 10.0% of Closing Date EBITDA and 10.0% of TTM Consolidated Adjusted EBITDA
7.	Investments in Joint Ventures	The greater of 30.0% of Closing Date EBITDA and 30.0% of TTM Consolidated Adjusted EBITDA (not shared with other baskets)
8.	Ratio Basket – Investments	• Based on: First Lien Net Leverage Ratio • Amount of de-leveraging from applicable ratio on the Closing Date: None.
9.	General Basket – Investments	The greater of 100.0% of Closing Date EBITDA and 100.0% of TTM Consolidated Adjusted EBITDA
Restricted Payments Covenant
1.	Tax Distributions
Customary tax distributions, based on highest marginal rate then in effect for an individual or a corporation, with increases and exclusions not less favorable than in the existing credit agreement for the Acquired Business (as in effect on the Original Signing Date)

2.	Management Stock Buybacks	In any Fiscal Year, the greater of 20.0% of Closing Date EBITDA and 20.0% of TTM Consolidated Adjusted EBITDA, with unused amounts to be carried forward for up to two years
3.	Restricted Payments of Investments in Unrestricted Subsidiaries	Permitted
4.	Permitted IPO Distributions	The sum of (i) 6.0% of proceeds received plus (ii) 7.0% of market capitalization.
5.	Leverage Basket – Restricted Payment	Based on: First Lien Net Leverage Ratio Amount of de-leveraging from applicable ratio on the Closing Date: 0.50x. Applicable Condition: No Specified Event of Default

3
Project Spark – Exhibit B
Annex II

	Basket/Threshold	Term
6.	General Basket – Restricted Payment (the “General RP Basket”)	the greater of 50.0% of Closing Date EBITDA and 50.0% of TTM Consolidated Adjusted EBITDA Applicable Condition: No Specified Event of Default
7.	AHYDO	to the extent required to avoid the application of Section 163(e)(5) of the Code
Payments of Junior Financing Covenant
1.	Leverage Basket – Junior Financing Payments	• Based on: First Lien Net Leverage Ratio • Amount of de-leveraging from applicable ratio on the Closing Date: 0.50x • Applicable Condition: No Specified Event of Default
2.	General Basket – Junior Financing Payments (the “General RDP Basket”)	The greater of 50.0% of Closing Date EBITDA and 50.0% of TTM Consolidated Adjusted EBITDA Applicable Condition: No Specified Event of Default
3.	AHYDO	to the extent required to avoid the application of Section 163(e)(5) of the Code
Affiliate Transactions Covenant
1.	De Minimis Exception	The greater of 20.00% of Closing Date EBITDA and 20.00% of TTM Consolidated Adjusted EBITDA
2.	Management Fee, Cost Reimbursement and Indemnity
Payable quarterly, 4.0% of L3M Consolidated Adjusted EBITDA (the “Sequence Management Fee”).

In addition, cost-reimbursement and indemnity to Sponsor (without markup)

Applicable Condition: No Specified Event of Default

3.	Basket for affiliate transactions existing on the Closing Date	Affiliate transactions permitted to remain outstanding under the Acquisition Agreement to be permitted and do not need to be scheduled
Asset Sale Covenant
1.	De Minimis Exception	the greater of 10.0% of Closing Date EBITDA and 10.0% of TTM Consolidated Adjusted EBITDA
2.	General Basket (the “General Asset Sale Basket”)	• Percent of Cash Consideration Required: 75.0% applicable to dispositions in excess of the greater of 10.0% of Closing Date EBITDA and 10.0% of TTM Consolidated Adjusted EBITDA

4
Project Spark – Exhibit B
Annex II

	Basket/Threshold	Term
• Designated Non-cash Consideration Cap: the greater of 20.0% of Closing Date EBITDA and 20.0% of TTM Consolidated Adjusted EBITDA
3.	Sale Leaseback Basket	To be agreed
“Available Amount” or “Grower” Basket
1.	Starter Amount	the greater of 75.0% of Closing Date EBITDA and 75.0% of TTM Consolidated Adjusted EBITDA
2.	Grower Amount	an amount equal to either retained Excess Cash Flow or 50.0% of cumulative Consolidated Net Income (Borrower to determine before syndication commences)
3.	Limits on use for Investments	Permitted without qualifications
4.	Limits on use for Restricted Payments	Permitted subject to no Event of Default
5.	Limits on use for payments of Junior Financing	Permitted subject to no Event of Default
Event of Default Provisions
1.	Payment Default Grace Periods:	• Principal: none • Interest and other amounts: five Business Days
2.	Threshold Amount (applicable to cross default and judgment default provisions)	the greater of 25.0% of Closing Date EBITDA and 25.0% of TTM Consolidated Adjusted EBITDA
Other Provisions
1.	Liability Management Protections	Limited to the protections expressly provided herein

5
Project Spark – Exhibit B
Annex II

ANNEX III TO EXHIBIT B
Defined Terms

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a)          all cash, including Dollars, Euros, Pounds Sterling, Canadian dollars, and each Alternative Currency;

(b)          such other currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business;

(c)          (i) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (A) the United States, (B) the United Kingdom or (C) any member nation of the European Union, in each case, rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof and (ii) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(d)          (i) time deposits or demand deposits with, or certificates of deposit or bankers’ acceptances of, any bank, credit union or other financial institution (A) that is a Lender (or Affiliate thereof) or (B) that has combined capital and surplus of at least (1) $250,000,000 in the case of U.S. banks, credit unions or other financial institutions and (2) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks, credit unions or other financial institutions, or (C) that is otherwise in compliance with any and all applicable statutorily mandated capital requirements applicable to it (any such bank, credit union or other financial institution meeting the requirements of clause (A), (B) or (C) above being an “Approved Bank”), or (D) to the extent entitled to the benefit of deposit insurance, including deposit insurance provided by the Federal Deposit Insurance Corporation and (ii) any securities entitlements in respect of any of the foregoing;

(e)          repurchase agreements and repurchase obligations for underlying securities of the types described in clauses (c) and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above for an Approved Bank;

(f)          (i) commercial paper and variable or fixed rate notes issued by a Lender (or Affiliate thereof) or an Approved Bank, or in each case, by a parent company thereof, or (ii) any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case (i) and (ii), with average maturities of not more than 24 months from the date of acquisition thereof;

(g)          marketable short-term money market and similar highly liquid funds (i) having assets in excess of (A) $250,000,000 in the case of U.S. banks, U.S. credit unions or other U.S. financial institutions or  (B) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks, non-U.S. credit unions or other non-U.S. financial institutions, (ii) having a rating of at least P-2 or A-2 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) or (iii) with a Lender (or Affiliate thereof) or Approved Bank;

1
Project Spark – Exhibit B
Annex III

(h)          investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(i)          instruments equivalent to those referred to in clauses (a) through (h) above denominated in Euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j)          investment funds (including money market funds) investing substantially all of their assets in securities of the types described in clauses (a) through (h) above) or that are entitled to the benefit of (and to the extent covered by) deposit insurance provided by the Federal Deposit Insurance Corporation or otherwise;

(k)          solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law;

(l)          Investments permitted by the Borrower’s board-approved investment policy (as may be amended from time to time) as approved from time to time by the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned); provided that any changes to the Borrower’s board-approved investment policy based on recommendations from the Administrative Agent or its Affiliates shall not be subject to such approval.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a jurisdiction outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (k) above in foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (k) above and in this paragraph.  Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) or (b) above; provided that such amounts, except amounts used to pay obligations of the Borrower or any Restricted Subsidiary denominated in any currency other than Dollars or an Alternative Currency in the ordinary course of business, are converted into Dollars or an Alternative Currency as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any Test Period, the Consolidated Net Income of such Person for such Test Period, in each case (other than in respect of the proviso of clause (i) and clauses (xi), (xviii), (xix), (xx), (xxvi), (xxvii), (xxviii), (xxxii) and (xxxiii) below) to the extent deducted (and not excluded) in the determination of Consolidated Net Income:

(a)	increased, without duplication, by the following items of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP:

(i)
interest expense, including (A) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness (which, in each case, will be deemed to accrue at the interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligations or Attributable Indebtedness), (B) commissions, discounts and other fees, charges and expenses owed with respect to letters of credit, bankers’ acceptance financing, surety and performance bonds and receivables financings, (C) amortization and write-offs of deferred financing fees, debt issuance costs, debt discounts, commissions, fees, premium and other expenses, as well as expensing of bridge, commitment or financing fees, (D) payments made in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (E) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or a wholly owned Restricted Subsidiary) in connection with Indebtedness incurred by such plan or trust, (F) all interest paid or payable with respect to discontinued operations, (G) the interest portion of any deferred payment obligations, (H) all interest on any Indebtedness that is (1) Indebtedness of others secured by any Lien on property owned or acquired by such Person or its Restricted Subsidiaries, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property or (2) contingent obligations in respect of Indebtedness, and (I) fees and expenses paid to the Administrative Agent or any other agent or trustee (in its capacity as such and for its own account) pursuant to the Loan Documents or other documentation governing Indebtedness; provided that such interest expense shall be calculated after giving effect to Hedge Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to such Hedge Agreements plus

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(ii)
taxes based on gross receipts, income, profits or revenue or capital, franchise, excise, property, commercial activity, sales, use, unitary or similar taxes, and foreign withholding taxes, including (A) penalties and interest and (B) tax distributions made to any direct or indirect holders of Equity Interests of such Person in respect of any such taxes attributable to such Person and/or its Restricted Subsidiaries or pursuant to a tax sharing arrangement or repatriated funds; plus

(iii)
depreciation expense and amortization expense (including amortization and similar charges related to goodwill, customer relationships, trade names, databases, technology, software, internal labor costs, deferred financing fees or costs and other intangible assets); plus

(iv)
non-cash items (provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash item in the current Test Period and (B) to the extent the Borrower decides to add back such non-cash expense or charge, the cash payment in respect thereof in such future period will be subtracted from Consolidated Adjusted EBITDA in such future period), including the following: (1) non-cash expenses in connection with, or resulting from, stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights, (2) non-cash currency translation losses related to changes in currency exchange rates (including re-measurements of Indebtedness (including intercompany Indebtedness) and any net non-cash loss resulting from hedge agreements for currency exchange risk), (3) non-cash losses, expenses, charges or negative adjustments attributable to the movement in the mark-to-market valuation of hedge agreements or other derivative instruments, including the effect of FASB Accounting Standards Codification 815 and International Accounting Standard No. 9 and their respective related pronouncements and interpretations, (4) non-cash charges for deferred tax asset valuation allowances, (5) non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities, (6) any non-cash charges or losses resulting from any purchase accounting adjustment or any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investments either existing or arising after the Closing Date, (7) all non-cash losses from Investments either existing or arising after the Closing Date recorded using the equity method, and (8) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes; plus

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(v)	unusual, extraordinary, infrequent, or non-recurring items, whether or not classified as such under GAAP (“Unusual and Non-Recurring Items”); plus

(vi)
charges, costs, losses, expenses or reserves related to or incurred in connection with the following: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic and/or business initiatives, business optimization initiatives (including costs and expenses relating to business optimization programs, which, for the avoidance of doubt, shall include, without limitation, implementation of operational and reporting systems and technology initiatives; strategic initiatives; retention; severance; systems establishment costs; systems conversion and integration costs; contract termination costs; recruiting and relocation costs and expenses; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs associated with start-up, pre-opening, opening, closure, transition and/or consolidation of distribution centers, operations, offices and facilities) including in connection with the Transactions and any Permitted Investment, any acquisition or other Investment; new systems design and implementation; and consulting fees and expenses relating to enhancing accounting functions, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) a public company registration, listing, compliance, reporting or related activity, (G) litigation (including threatened litigation), settlements, investigations (including internal investigations) and proceedings (or any threatened investigations or proceedings), including by any regulatory, governmental, tax or law enforcement body or attorney general, and (H) casualty events or asset sales outside the ordinary course of business; plus

(vii)
all (A) costs, fees and expenses relating to the Transactions, (B) costs, fees and expenses (including diligence and integration costs) incurred in connection with (i) investments in any Person, acquisitions of the Equity Interests of any Person, Acquisition Transactions, including acquisitions of all or a material portion of the assets of any Person or constituting a line of business of any Person, and financings related to any of the foregoing or to the capitalization of any Loan Party or any Restricted Subsidiary or (ii) other transactions that are out of the ordinary course of business of such Person and its Restricted Subsidiaries (in each case of clause (i) and (ii), including transactions considered or proposed but not consummated), including Permitted Equity Issuances, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness (including all consent fees, premium and other amounts payable in connection therewith) and (C) non-operating professional fees, costs and expenses; plus

(viii)
items reducing Consolidated Net Income to the extent (A) covered by a binding indemnification or refunding obligation or insurance to the extent actually paid or reasonably expected to be paid, (B) paid or payable (directly or indirectly) by a third party that is not a Loan Party or a Restricted Subsidiary (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person by a third party that is not a Loan Party or a Restricted Subsidiary or (C) such Person is, directly or indirectly, reimbursed for such item by a third party; plus

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(ix)
the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid, payable or accrued in such Test Period (including any termination fees payable in connection with the early termination of management and monitoring agreements); plus

(x)
the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to such Person and its Subsidiaries) and the amortization, write-down or write-off of any such amount; plus

(xi)	without duplication of any add-back to Consolidated Net Income, proceeds of business interruption insurance actually received; plus

(xii)
the amount of Consolidated Net Income attributable to Equity Interests held by third parties in any non-wholly owned Restricted Subsidiary and the amount of any charge or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party; plus

(xiii)
all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement; plus

(xiv)
expenses, charges and losses resulting from the payment or accrual of indemnification or refunding provisions, earn-outs and contingent consideration obligations; bonuses and other compensation paid to employees, directors or consultants; and payments in respect of dissenting shares and purchase price adjustments; in each case, made in connection with a Permitted Investment or other transactions disclosed in the documents referred to in clause (xxvii) below; plus

(xv)	any losses from disposed or discontinued operations; plus

(xvi)
(A) any costs or expenses (including any payroll taxes) incurred by the Borrower or any Restricted Subsidiary in such Test Period as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan, any long-term incentive plan or any other management or employee benefit plan or agreement, any pension plan (including (1) any post-employment benefit scheme to which the relevant pension trustee has agreed, (2) as a result of curtailments or modifications to pension and post-retirement employee benefit plans and (3) without limitation, compensation arrangements with holders of unvested options entered into in connection with a permitted Restricted Payment), any stock subscription, stockholders or partnership agreement, any payments in the nature of compensation or expense reimbursement made to independent board members, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any costs or expenses incurred in connection with the rollover, acceleration or payout of Equity Interests held by management of Holdings (or any Parent Entity, the Borrower and/or any Restricted Subsidiary); plus

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(xvii)
the amount of loss or discount on, or other expenses (including distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any receivables financing) incurred in connection with sales of receivables, Securitization Assets and related assets in connection with a receivables financing or securitization (including a Qualified Securitization Financing); plus

(xviii)	the cumulative effect of a change in accounting principles; plus

(xix)
to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA for any previous period and not added back; plus

(xx)
cash received in respect of acquired contingent commission revenue in such period, to the extent such revenue does not constitute Consolidated Net Income in such period; provided that if such revenue later constitutes Consolidated Net Income in a subsequent period, it will reduce Consolidated Adjusted EBITDA in such period to the extent such revenue so constitutes Consolidated Net Income; plus

(xxi)	Public Company Costs; plus

(xxii)
the amount of fees, expense reimbursements and indemnities paid to directors, officers, employees, consultants, board of directors and/or members of advisory boards, including directors of Holdings or any other Parent Entity (but only to the extent such fees, expense reimbursements and indemnities are attributable to such Parent Entity’s direct or indirect ownership of Holdings and its Subsidiaries); plus

(xxiii)
any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus

(xxiv)	[reserved]; plus

(xxv)
payments made pursuant to Earnouts and pursuant to other post-closing obligations to sellers (including transaction tax benefit payments or to the extent accounted for as bonuses or otherwise) incurred in connection with any Permitted Investment (including any Permitted Investment consummated prior to the Closing Date) or adjustments thereof; plus

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(xxvi)
the amount of “run rate” cost savings, operating expense reductions, revenue or operating enhancements and synergies (including revenue synergies, and including those related to new contract, business and customer wins, the modification or renegotiation of contracts and other arrangements and pricing adjustments and increases thereunder) (“Run Rate Savings”) that are reasonably identifiable and quantifiable in the good faith judgment of the Borrower and projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than 36 months after the end of such Test Period (which amounts will be determined by the Borrower in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such Test Period from such actions; (it being agreed that such Run Rate Savings need not comply with Regulation S-X or other applicable securities law); plus

(xxvii)
addbacks of the type reflected in (A) the financial model for the Borrower and its Subsidiaries prepared by the Sponsor and delivered to the Lead Arrangers in connection with the Transactions (the “Sponsor Model”) or a quality of earnings report delivered to the Administrative Agent in connection with the Transactions or (B) any quality of earnings report prepared by a nationally recognized accounting firm and furnished to the Administrative Agent, in connection with an Acquisition Transaction, Permitted Investment or other Investment consummated after the Closing Date; plus

(xxviii)
the aggregate amount of “run rate” incremental contract value of the Borrower and its Restricted Subsidiaries pursuant to New Contracts that are reasonably identifiable and quantifiable in the good faith judgment of the Borrower (including, for the avoidance of doubt, “run rate” profits, increased pricing, expanded volume, and including contracts that have not yet been billed or if performance has not commenced) entered into on or after the first date of the relevant Test Period projected by the Borrower, in good faith, that would have been realized or achieved as Consolidated Adjusted EBITDA no later than the 36 months from and after the entry into (and performance under) New Contracts during the relevant period had the New Contracts been effective and had performance thereunder commenced as of the beginning of the relevant period (which such incremental contract value shall be calculated on a pro forma basis as though the full run rate effect of such incremental contract value had been realized as Consolidated Adjusted EBITDA on the first day of such period), including, without limitation, such incremental contract value attributable to New Contracts that are in excess of (but without duplication of) contract value attributable to New Contracts that has been actually realized as Consolidated Adjusted EBITDA during such period; plus

(xxix)	[reserved]; plus

(xxx)	one-time or non-recurring costs and expenses associated with artificial intelligence development, implementation and transformation (the “AI Addback”); plus

(xxxi)	any cash payments of the Sequence Management Fee; plus

(xxxii)
without duplication of amounts included in clauses (xxxiii) or (xxxiv), the Net New Producer Payroll[4] (which calculated pro forma impact will be derived from the income statement separately maintained for financial reporting purposes for the New Producer Program and will not include any net operating costs from employees otherwise excluded or separate from the New Producer Program); plus

4 Terms used but not defined in this addback to be as defined in the Company’s Existing Credit Agreement.

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(xxxiii)
without duplication of amounts included in clauses (xxxii) or (xxxiv), with respect to each Producer onboarded within thirty-six (36) months of the first day of any period, an amount equal to (i) the amount of “run rate” Consolidated EBITDA attributable to in-force business, plus (ii) the amount of “run rate” Consolidated EBITDA attributable to all broker of record business, plus (iii) the amount of “run rate” Consolidated EBITDA that is projected in good faith by the Borrower to be generated with respect to such Producer within thirty-six (36) months following the hiring of such Producer calculated for such period on a pro forma basis, plus (iv) any non-commission based contractual compensation paid during such period to such Producer minus (v) actual net income generated by such Producer during such period; plus

(xxxiv)
without duplication of amounts included in clauses (vi), (xxxii) or (xxxiii), the amount of any expenses, costs, fees, charges, losses, compensation, payments, bonuses, equity or similar programs (including Producer Stock Equity Programs) to reduce commissions, loan forgiveness, restrictive covenant release settlements and other like items related to hiring (including in connection with Producer Recruitments) and ramp-up of Producers and prospective Producers; plus

(xxxv)	adjustments consistent with Regulation S-X and

(b)          decreased, without duplication, by the following items of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP (solely to the extent increasing Consolidated Net Income):

(i)
any amount which, in the determination of Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); plus

(ii)
the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash charge that is accounted for in a prior period and that was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and that does not otherwise reduce Consolidated Net Income for the current period; plus

(iii)	unusual, extraordinary or non-recurring gains; plus

(iv)	any net income from discontinued operations.

Notwithstanding the foregoing, the Consolidated Adjusted EBITDA for (w) the fiscal quarter ending September 30, 2025 shall be $104,253,000, (x) the fiscal quarter ending December 31, 2025 shall be $114,581,000, (y) the fiscal quarter ending March 31, 2026 shall be $157,680,000 and (z) the fiscal quarter ending June 30, 2026 shall be $128,952,000, in each case, as such amounts may be adjusted pursuant to the foregoing provisions and other pro forma adjustments permitted by this Agreement (including as necessary to give Pro Forma Effect to any Specified Transaction).

“Consolidated Interest Expense” means, for any Test Period, the sum of:

(a) cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, plus

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(b) non-cash interest expense resulting solely from the amortization of OID from the issuance of Indebtedness of the Borrower and the Restricted Subsidiaries (excluding Indebtedness borrowed under this Agreement in connection with and to finance the Transactions) at less than par, plus

(c) pay-in-kind interest expense of the Borrower and the Restricted Subsidiaries payable pursuant to the terms of the agreements governing such debt for borrowed money;

but excluding, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clause (b) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) incurred in connection with any Qualified Securitization Financing or other receivables financing, (v) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions, (vii) penalties and interest relating to taxes, (viii) accretion or accrual of discounted liabilities not constituting Indebtedness, (ix) interest expense attributable to a direct or indirect Parent Entity resulting from push-down accounting, (x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Acquisition Transaction or other Investment, all as calculated on a consolidated basis in accordance with GAAP, (xii) any interest expense attributable to Defeased Debt, and (xiii) fees, expenses and similar items classified as interest under GAAP.  Consolidated Interest Expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries in respect of Swap Contracts relating to interest rate protection.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that is not Restricted.

“Consolidated Secured Net Debt” means, as of any date of determination, Consolidated Net Debt that is not subordinated in right of payment to the Facilities and is secured by a Lien.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of third party Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis and as reflected on the face of a balance sheet prepared in accordance with GAAP (but excluding the effects of the application of purchase accounting in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereunder), consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (to the extent not backstopped or cash collateralized), and obligations in respect of Capitalized Leases and purchase money obligations; provided that Consolidated Total Debt will not include Indebtedness in respect of (a) any Qualified Securitization Financing, (b) any Defeased Debt to the extent any required deposit (which shall be considered Restricted for purposes of the Loan Documents) has been irrevocably made to an escrow account with the applicable representative in respect of such Defeased Debt for full and final repayment of such Defeased Debt, which representative shall have exclusive access to such escrow account, (c) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under letters of credit will not be counted as Consolidated Total Debt until three Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement will be counted)), (d) obligations under Hedge Agreements, (e) obligations in respect of cash management obligations and obligations in respect of performance bonds, surety bonds and similar obligations to the extent not due and owing and unpaid for 10 Business Days, (f) (i) trade payable obligations incurred in the ordinary course of business and (ii) earn outs and similar obligations to the extent not due and owing and unpaid for 30 days, (g) Indebtedness to the extent it has been cash collateralized (which cash shall be considered Restricted for purposes of the Loan Documents) or with respect to which the Borrower or a Restricted Subsidiary is obligated only as a surety or guarantor, and (h) any lease obligations other than in respect of Capitalized Leases.

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“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition by any Person of any of its property, other than sales, transfers, licenses, leases or other dispositions (a) that constitute a Lien, (b) that constitute an Investment (including in exchange for Equity Interests or Indebtedness, or as a contribution to capital, of any Person or any Investment in a Person that is not a wholly owned Subsidiary), (c) that constitute a Restricted Payment, (d) that are a sale of Equity Interests in, or an issuance of Equity Interests by, a Restricted Subsidiary or Excluded Subsidiary, or (e) that are non-exclusive licenses of Intellectual Property.

“Indebtedness” means, with respect to any Person, without duplication,

(a)          any indebtedness (including principal or premium) of such Person in respect of borrowed money; any indebtedness evidenced by bonds, notes, debentures, loan agreements or similar instruments; letters of credit and bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof); Capitalized Lease Obligations; the balance deferred and unpaid of the purchase price of any property to the extent the same would be required to be shown as a long term liability on the balance sheet of such Person prepared in accordance with GAAP (with respect to earn outs and similar obligations, only to the extent owing and not paid);

(b)          (i) to the extent not otherwise included, any Guarantee by such Person of the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business and (ii) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien (other than a Permitted Lien) on any property owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness for purposes of this clause (ii) will be the lesser of the Fair Market Value of such property at such date of determination and the amount of Indebtedness so secured;

(c)          net obligations of such Person under any Hedge Agreement to the extent such obligations would appear as a net liability on a balance sheet of such Person (other than in the footnotes) prepared in accordance with GAAP; and

(d)          all obligations of such Person in respect of Disqualified Equity Interests;

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provided that, notwithstanding the foregoing, Indebtedness will be deemed not to include indebtedness, guarantees or obligations that are (1) contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent, (2) trade payables, (3) customary purchase money obligations incurred in the ordinary course, (4) earn outs (except as set forth in clause (a) above) and other contingent obligations, (5) intercompany liabilities arising in the ordinary course of business, (6) Permitted Liens, (7) intercompany loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extension of terms) (such loans and advances, “Short Term Advances”) and made in the ordinary course of business, (8) Indebtedness of any direct or indirect Parent Entity appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP, or (9) prepaid or deferred revenue incurred in the ordinary course of business.  The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Expense, in each case for the Test Period as of such date.

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, and (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents.

“Material Indebtedness” means, as of any date, Indebtedness for borrowed money on such date of any Loan Party in an aggregate principal amount exceeding the Threshold Amount; provided that in no event shall any of the following be Material Indebtedness (a) Indebtedness under a Loan Document, (b) obligations in respect of a receivables financing (including any Qualified Securitization Financing), (c) Indebtedness held by a Loan Party or any Indebtedness held by an Affiliate of a Loan Party and (d) Indebtedness under ordinary course Hedge Agreements.

“Material Real Property” means any real property owned in fee by a Loan Party (a) with a fair market value in excess of the greater of 20.00% of Closing Date EBITDA and 20.00% of TTM Consolidated Adjusted EBITDA, (b) not located in, or containing improvements in, an area determined by the Federal Emergency Management Agency (or any successor agency) as a “special flood area” on the Closing Date or on each date of the acquisition thereof and (c) not including any portion of fee-owned real property as otherwise mutually agreed by the Borrower and the Administrative Agent (acting at the direction of the Required Lenders, such direction not to be unreasonably withheld, conditioned or delayed); provided that (for the avoidance of doubt) in no event shall any Excluded Asset constitute Material Real Property.

“New Contracts” means binding and effective new or amended agreements with customers or other counterparties or, if generating incremental contract value, new agreements (or amendments to, renewals of or price increases under, existing agreements) with existing customers or other counterparties.

“Repricing Event” means:

(a)          the incurrence by the Borrower or any other Loan Party of any Indebtedness (including any new or additional Term Loans under this Agreement, whether incurred directly or by way of the conversion of the Initial Term Loans into a new tranche of replacement Term Loans under this Agreement) (i) having an All-In Yield that is less than the All-In Yield for the Initial Term Loans, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the Initial Term Loans; or

(b)          any effective reduction in the All-In Yield applicable to the Initial Term Loans pursuant to an amendment to the Loan Documents;

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Project Spark – Exhibit B
Annex III

provided that a Repricing Event shall not include any event described in clause (a) or (b) above that (i) is not consummated for the primary purpose of lowering the All-In Yield applicable to the Initial Term Loans (as determined in good faith by the Borrower), or (ii) that is consummated in connection with any of the following transactions: a Change of Control, a Qualifying IPO or an Acquisition Transaction.  For the avoidance of doubt, (A) any reduction in margin or fees pursuant to a leverage-based or other applicable “step-down” that may, from time to time, be applicable to a Facility shall not constitute a Repricing Event and (B) any assignment of Loans to a Loan Party or Restricted Subsidiary in accordance with Section [  ]5 shall not constitute a Repricing Event.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of the Restricted Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or such Restricted Subsidiary, unless such appearance is related to a restriction in favor of the Administrative Agent, the Collateral Agent or any Lender and/or any other creditor, agent or trustee with respect to Pari Passu Lien Debt.

“Specified Transaction” means any of the following identified by the Borrower: (a) transaction or series of related transactions, including Investments and Acquisition Transactions, that results in a Person becoming a Restricted Subsidiary, (b) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any transaction or series of related transactions, including Dispositions, that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, (d) any acquisition or disposition of assets constituting a business unit, line of business or division of another Person or a facility, (e) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (f) any Restricted Payment, (g) any Permitted Equity Issuance, (h) any Permitted Reorganization and (i) the execution of a definitive agreement relating to any of the foregoing transactions.

5 To be updated to the appropriate section reference in the Facilities Documentation.

12
Project Spark – Exhibit B
Annex III

 EXHIBIT C

PROJECT SPARK
$500,000,000 Revolving Facility
$2,750,000,000 First Lien Term Facility
$415,000,000 First Lien Delayed Draw Term Facility

“Conditions Annex” 1

The commitments of the Initial Lenders, the availability and initial funding of the Facilities and the Commitment Parties’ and other agents’ agreements to perform the services described in this Commitment Letter are, in each case, subject solely to the satisfaction (or waiver by the Commitment Parties) of the following conditions precedent:

1.          Confirmation from you (in the form of an officer’s certificate) to the Commitment Parties that,

(a)
either the Acquisition (i) has been consummated or (ii) will be consummated in accordance with the terms of the Acquisition Agreement substantially concurrently with the initial borrowing under the Facilities; and

(b)
since its execution, the Acquisition Agreement has not been amended, supplemented, waived or modified pursuant to its terms in a manner that is materially adverse to the Commitment Parties, in their respective capacities as such, without the consent of the Commitment Parties (such consent not to be unreasonably withheld, conditioned or delayed); provided that each Commitment Party shall be deemed to have consented to such amendment, supplement, waiver or modification unless it shall object in writing thereto within three Business Days of being notified of such amendment, waiver or modification;

provided further, that

(i)          an amendment, supplement, consent, waiver or modification of the Acquisition Agreement, the primary purpose of which is to modify the purchase price thereunder and that does not increase the purchase price thereunder to be paid on the Closing Date or that has the effect of reducing the purchase price thereunder, will, in each case, be deemed not to be materially adverse to the interests of the Commitment Parties and any such reduction will be allocated (1) first, to a reduction in the Equity Contribution until such amount equals the Minimum Equity Contribution and (2) thereafter to reduce the Initial First Lien Term Loans and the Equity Contribution on a pro rata basis;

(ii)          an amendment, supplement, waiver or modification of the Acquisition Agreement that has the effect of increasing the purchase price thereunder will be deemed not to be materially adverse to the Commitment Parties if such increase is funded with (x) common equity or (y) other equity reasonably acceptable to the Commitment Parties; and

1          All capitalized terms used but not defined in this exhibit have the meanings given to them in the Commitment Letter to which this exhibit is attached, including the other exhibits thereto. In the event any such capitalized term is subject to multiple and differing definitions, the appropriate meaning thereof in this exhibit is determined by reference to the context in which it is used.

Project Spark – Commitment Letter
Exhibit C

(iii)          any change to, or waiver with respect to, the definition of “Company Material Adverse Effect” contained in the Acquisition Agreement (as in effect on the Original Signing Date) will be deemed to be materially adverse to the interests of the Commitment Parties.

2.         Confirmation from you (in the form of an officer’s certificate) that the Equity Contribution and the Refinancing either (a) has been consummated or (b) will be consummated substantially concurrently with the initial borrowing under the Facilities.

3.           Since the date of the Acquisition Agreement, no Company Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred that would result in the failure of a condition precedent to your obligation to consummate the Acquisition under the Acquisition Agreement or that would give you the right (taking into account any notice and cure provisions) to terminate your obligations pursuant to the terms of the Acquisition Agreement.

4.           The Commitment Parties will have received:

(a)
to the extent the Closing Date occurs on a date that is 120 days or more after December 31, 2026, the audited consolidated financial statements (including any related notes and schedules, if any) of the “Company” (as defined in the Acquisition Agreement on the Original Signing Date), as of the end of the fiscal year ending December 31, 2026, to the extent delivered to you pursuant to the terms of the Acquisition Agreement (or, to the extent made publicly available);

(b)
the unaudited consolidated interim financial statements (including any related notes and schedules, if any) of the “Company” (as defined in the Acquisition Agreement on the Original Signing Date), as of the end of each fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended after the Original Signing Date and at least 60 days prior to the Closing Date, in each case, to the extent delivered to you pursuant to the terms of the Acquisition Agreement (or, to the extent made publicly available); and

(c)
pro forma consolidated financial statements of the “Company” (as defined in the Acquisition Agreement on the Original Signing Date) as of and for the twelve month period ending on the last day of the most recently completed four-fiscal quarter period of the Company for which the Company has delivered its financial statements to you (or has made such financial statements publicly available) pursuant to the preceding paragraphs (a) and (b) of this item numbered 4, in each case, giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of any balance sheet) or at the beginning of such period (in the case of any statement of comprehensive loss), it being agreed that such pro forma financial statements need not comply with Regulation S-X or include purchase accounting adjustments.

5.          The Commitment Parties will have received the following (such credit agreement, guarantee and security agreement, collectively, the “Facilities Documentation”), in each case, containing terms that are materially consistent with the provisions of the Term Sheet and the Documentation Principles and subject to the Certain Funds Provisions:

(a)	a credit agreement executed by Holdings, the Initial Borrower and the Borrower;

2
Project Spark – Commitment Letter
Exhibit C

(b)
a security agreement pursuant to which a lien is granted on the Personal Property Collateral securing such Facility in favor of the Collateral Agent for the ratable benefit of the Lenders under such Facility, and pursuant to which such Collateral Agent is authorized to file customary “all asset” UCC-1 financing statements with respect thereto, executed by the Loan Parties;

(c)	a guarantee agreement executed by the Loan Parties;

(d)
any certificated securities (if any) representing equity of the Initial Borrower and the Borrower, and if delivered to you prior to the Closing Date pursuant to the terms of the Acquisition Agreement and constituting Collateral, certificated securities (if any) representing equity of the Subsidiaries of the Borrower, in each case, with customary stock powers executed in blank.

6. The Commitment Parties will have received the following (collectively, the “Closing Deliverables”) in each case subject to the Certain Funds Provisions and the Documentation Principles:

(a)	customary legal opinions from your New York counsel and other counsel in other U.S. jurisdictions to be mutually agreed, with respect to each Facility to be funded on the Closing Date;

(b)
a customary officer’s certificate containing (i) certification of organizational documents and appropriate authorizing resolutions and (ii) a customary incumbency certificate from officers of each of the Loan Parties;

(c)	good standing certificates (to the extent applicable) from the Secretary of State or such other office of each Loan Party’s respective jurisdiction of organization;

(d)
a solvency certificate substantially in the form attached as an Annex to this Exhibit C to the Commitment Letter from the chief financial officer or other officer with equivalent duties of the Borrower; and

(e)
a customary borrowing request, which must be delivered at least 2 business days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the Closing Date, which (if delivered prior to the Closing Date) shall be deemed to be conditioned on the consummation of the Transactions.

3
Project Spark – Commitment Letter
Exhibit C

7.
Subject to the Certain Funds Provisions, the accuracy of the Acquisition Agreement Representations and the Specified Representations in all material respects (except to the extent qualified by materiality, in which case such representations shall be true and correct in all respects after giving effect to such materiality qualifier) on and as of the Closing Date; provided that to the extent that the Acquisition Agreement Representations and the Specified Representations specifically refer to an earlier date, they shall be accurate in all material respects as of such earlier date.

8.
The Lenders will have received at least three Business Days (as defined in the Acquisition Agreement) prior to the Closing Date (a) all outstanding documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (b) to the extent the Initial Borrower and/or the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a customary FinCEN beneficial ownership certificate, that in each case has been requested in writing at least ten Business Days (as defined in the Acquisition Agreement) prior to the Closing Date.

9.
Payment of fees and expenses due to the Commitment Parties under the Commitment Papers, to the extent invoiced in reasonable detail at least two Business Days prior to the Closing Date (except as otherwise reasonably agreed to by the Initial Borrower) and required to be paid on the Closing Date, it being agreed that such fees and expenses may be paid with the proceeds of the Initial Funding of one or more Facilities.

4
Project Spark – Commitment Letter
Exhibit C

ANNEX I TO EXHIBIT C

Form of Solvency Certificate

Date: [_____, ____]

To the Administrative Agent and each of the Lenders

party to the Credit Agreement referred to below:

Pursuant to Section [__] of the Credit Agreement1, the undersigned, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, hereby certifies, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, that, to his or her knowledge, as of the Closing Date, after giving effect to the Transactions (including the making of the Loans under the Credit Agreement on the Closing Date and the application of the proceeds thereof):

(a)	the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis;

(b)
the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured;

(c)
the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured; and

(d)	the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time will be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the business proposed to be conducted by the Borrower and its Subsidiaries after consummation of the Transactions.

* * *

1          Credit Agreement to be defined.

Project Spark – Commitment Letter
Annex I to Exhibit C

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, on behalf of the Borrower and not in the undersigned’s individual or personal capacity and without personal liability, as of the date first stated above.

THE BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:
Name:
Title: [Chief Financial Officer]

Project Spark – Commitment Letter
Annex I to Exhibit C